UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Guaranty Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

1331 Seventeenth Street, Suite 345
Denver, Colorado  80202

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2014

The 2014 Annual Meeting of Stockholders of Guaranty Bancorp (the “Company”) will be held on Tuesday, May 6, 2014, at 1:00 p.m., Mountain Daylight Time, at the Company’s principal executive offices, 1331 Seventeenth Street, Denver, Colorado  80202, for the following purposes:

1.       To elect nine members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified (Proposal 1).

2.       To hold a vote on the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 (Proposal 2).

3.       To consider and act upon such other business and matters or proposals as may properly come before the annual meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 14, 2014 as the record date for determining which stockholders have the right to receive notice of and to vote at the annual meeting or any postponements or adjournments thereof.

You are cordially invited to attend the 2014 Annual Meeting of Stockholders.

By Order of the Board of Directors

/s/ Christopher G. Treece
Christopher G. Treece, Secretary

Denver, Colorado
March 28, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING.  Your vote is important and we appreciate your cooperation in returning promptly your executed proxy card. Your proxy is revocable and will not affect your right to vote in person at the annual meeting.

i

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2014

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Guaranty Bancorp, a Delaware corporation (the “Company,” “we” or “our”), to be used at our 2014 Annual Meeting of Stockholders (the “Meeting”) and at any postponements or adjournments thereof.  The Meeting is scheduled to be held as follows:

Date:	Tuesday, May 6, 2014
Time:	1:00 p.m., Mountain Daylight Time
Place:	Guaranty Bank Building
1331 Seventeenth St., Lower Level
Denver, Colorado 80202

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about March 28, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 6, 2014, at 1:00 p.m., Mountain Daylight Time:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are also available at https://materials.proxyvote.com/40075T.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.    What is being voted on at the Meeting?

The matters to be considered and voted upon at the Meeting are as follows:

A.             Election of Directors.  To elect nine members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified (Proposal 1).

B.             Ratification of Independent Registered Public Accounting Firm.  To hold a vote on the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 (Proposal 2).

C.             Other Business.  To consider and act upon such other business as may properly come before the Meeting or any postponements or adjournments thereof.

2.    Who is entitled to vote at the Meeting? How many votes am I entitled to?

Only holders of record of our voting common stock, par value $0.001 per share, as of March 14, 2014 (the “Record Date”) may vote at the Meeting.  As of the Record Date, there were 20,479,698 shares of our voting common stock outstanding, including 547,997 unvested shares of restricted stock, held by approximately 190 stockholders of record.

Holders of our voting common stock are entitled to cast one vote for each share of voting common stock held by them as of the Record Date on any matter submitted to the stockholders for a vote.  For the election of directors (Proposal 1), each share of voting common stock is entitled to cast one vote on each of the nine director nominees.

3.    How does the Board of Directors recommend I vote?

The Board of Directors recommends that you vote your shares “FOR” each of the director nominees (Proposal 1) and “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 (Proposal 2).

4.    What is the difference between a holder of record and a beneficial owner of shares held in street name?

Holder of Record.  If your shares of voting common stock are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC (“Computershare”), you are considered the holder (or stockholder) of record with respect to those shares.  As a holder of record, you should have received this Proxy Statement, our Annual Report and a proxy card from the Company.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization acting as a nominee, then you are the beneficial owner of shares held in “street name”.  The organization holding your account is considered the holder of record for purposes of voting at the Meeting.  As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.  Accordingly, you should have received this Proxy Statement, our Annual Report and a voting instruction form from that organization.

5.    How many shares must be represented at the Meeting to constitute a “quorum”?

A quorum is required for the Meeting to be held.  The holders of a majority of the shares of voting common stock outstanding as of the Record Date, either present in person or by proxy, will constitute a quorum.  Your shares will be counted for purposes of determining if there is a quorum, whether representing votes FOR, AGAINST or ABSTAINED, if you either (i) are present and vote in person at the Meeting or (ii) have submitted a proxy on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail. Broker non-votes (see #9, #10 and #11 below) will also be treated as present for purposes of determining a quorum for the Meeting.

6.    What is the vote necessary to approve each of the matters being considered at the Meeting?

Proposal 1 (election of directors).  Each director nominee must receive a majority of votes cast by the holders of voting common stock to be elected — i.e., the number of votes cast “FOR” the director nominee must exceed the number of votes cast “AGAINST” that nominee.  See “Majority Vote Standard for Election of Directors” under “Proposal 1: Election of Directors” in this Proxy Statement.

Proposal 2 (ratification of the appointment of Crowe Horwath LLP).  The proposal must receive a majority of votes cast by the holders of voting common stock — i.e., the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal.

7.    What do I have to do to vote?

Holders of Record.  If you are a holder of record, you may vote either in person at the Meeting, via the Internet (by following the instructions provided on the proxy card), by telephone (by calling the toll free number found on the proxy card), or by mail (by filling out the proxy card and sending it back in the envelope provided).

Street Name Holders.  If you hold your shares in “street name”, you should receive a voting instruction form from your brokerage firm, bank, broker-dealer or other nominee asking you how you want to vote your shares.  If you do not, you should contact your brokerage firm, bank, broker-dealer or other nominee and obtain a voting instruction form from them.  You may vote in person at the Meeting, but you must obtain a legal proxy from the organization that holds your shares.

8.    Can I change or revoke my vote after I voted?

Holders of Record.  If you are a holder of record, you may change or revoke your vote at any time before it is counted at the Meeting by:

•            notifying our Secretary in writing that you wish to revoke your proxy at the following address:

Guaranty Bancorp
Attention:  Christopher G. Treece, Secretary
1331 Seventeenth Street, Suite 345
Denver, Colorado  80202

•             attending the Meeting and voting in person; or

•             submitting a later dated proxy card.

Attending the Meeting by itself will not automatically revoke your prior proxy.  You must comply with one of the methods indicated above in order to revoke your proxy.

Street Name Holders.  If you hold your shares in “street name”, please refer to the information in the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how to change or revoke your vote and of the effect of not indicating a vote.

9.    What happens if I do not give specific voting instructions?

Holders of Record. If you are a holder of record and you either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without giving specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting.

Street Name Holders.  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares.  This is generally referred to as a “broker non-vote”.

10.  Which Proposals are considered “routine” or “non-routine”?

A broker or other nominee may generally vote on routine matters, but cannot vote without instructions on non-routine matters (i.e., a broker non-vote).

The Company believes that Proposal 2 (the ratification of the appointment of Crowe Horwath LLP) will be considered routine under the rules of the New York Stock Exchange (which apply to brokers), and therefore no broker non-votes are expected to exist in connection with Proposal 2.

The Company believes that Proposal 1 will be considered non-routine, and therefore there may be broker non-votes in connection with this Proposal.

11.  How are broker non-votes treated?

Broker non-votes are counted for purposes of determining whether a quorum is present, but are not considered as votes cast.  For the purpose of determining whether the stockholders have elected each of the nominees for director (Proposal 1), broker non-votes will have no effect on the vote.

12.  How are abstentions treated?

Abstentions are counted for purposes of determining whether a quorum is present, but are not considered as votes cast.  Shares not present at the Meeting and abstentions will have no effect on either Proposal.

13.   How will voting on any other business be conducted?

We do not know of any other business to be considered at the Meeting.  For holders of record, if any other business is presented at the Meeting, any of the persons named on the proxy card as your designated proxies may vote on that matter in his or her discretion.  If you hold your shares in “street name,” please see the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how your shares will be voted on any other business.  Any such matter must receive a majority of votes cast — i.e., the number of votes cast “FOR” the matter must exceed the number of votes cast “AGAINST” the matter (or any higher vote required by our Bylaws or the Delaware General Corporation Law) — in order to be approved.

14.   Who pays the cost of soliciting proxies on behalf of the Company?

The Company will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Meeting.  In addition to the solicitation of proxies by mail, some of the directors, officers and employees of the Company or its subsidiaries, including Guaranty Bank and Trust Company (the “Bank”) may solicit proxies telephonically, electronically or by other means of communication.  Such directors, officers and employees will receive no additional compensation for their services.  We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

15.  Can I attend the Meeting and vote in person? How can I obtain directions to attend the Meeting?

Any stockholder entitled to vote at the Meeting may attend the Meeting and vote in person.  If you hold shares in “street name” and would like to attend the Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of voting common stock as of the Record Date.  Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Meeting.  Each stockholder who attends may be asked to present valid picture identification such as a driver’s license or passport.  Please note that the use of cell phones, PDAs, recording and photographic equipment and computers is prohibited in the meeting room at the Meeting.

To obtain directions to attend the Meeting, please call 303-293-5500 or contact our Investor Relations at investor.relations@gbnk.com.

16.  How do I get more information about the Company?

With this Proxy Statement, we are also sending you our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which includes our consolidated financial statements.  If you did not receive our Annual Report, we will send it to you without charge.  The Annual Report includes a list of exhibits filed with the Securities and Exchange Commission (the “SEC”), but does not include the actual exhibits.  If you wish to receive our Annual Report or copies of the exhibits or other information about the Company, please write to:

Guaranty Bancorp

Attention:  Investor Relations

1331 Seventeenth Street, Suite 345

Denver, Colorado  80202

You may also send your request by e-mail to investor.relations@gbnk.com.

We also maintain a website at www.gbnk.com where you may view, print and download our public filings made with the SEC, as well as other information about the Company.  In addition, the SEC maintains a website at www.sec.gov that contains our public filings.  The public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are also available at https://materials.proxyvote.com/40075T.

“HOUSEHOLDING” OF PROXY MATERIALS

The Company has adopted an SEC-approved procedure called “householding.” Under this procedure, the Company is delivering a single copy of the Proxy Statement and the Annual Report to multiple stockholders who share the same address unless it has received contrary instructions from one or more of the stockholders. This procedure reduces the Company’s printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to receive separate proxy cards. If you reside at an address that received only one copy of our proxy materials as a result of householding, we will deliver additional copies upon request (by writing to our mailing address or e-mail address listed above, or by calling Investor Relations at 303-675-1194). If you object to householding and wish to receive separate copies of documents in the future, or if you received multiple copies of your proxy materials at a single address and would like to request delivery of a single copy in the future:

Holders of Record. If you are a holder of record, you may contact us by writing to our mailing address or e-mail address listed above, or by calling Investor Relations at 303-675-1194.

Street Name Holders.  If your shares are held in “street name,” you should contact the brokerage firm, bank, broker-dealer or other nominee that holds the shares.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

The following table sets forth information as of March 14, 2014 regarding the beneficial owners of more than 5% of the outstanding shares of voting common stock, which is the only class of voting securities outstanding.  To the Company’s knowledge, there are no beneficial owners of more than 5% of the outstanding shares of voting common stock as of March 14, 2014 other than those set forth below. For purposes of the following table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of voting common stock that such person has the right to acquire within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Voting Common Stock		Percent of Class(1)

Patriot Financial Group Cira Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104-2868	3,570,166	(2)	17.4%

Relational Investors, LLC 12400 High Bluff Drive, Suite 600 San Diego, CA 92130	3,518,400	(3)	17.2%

Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, New Jersey 07078-2789	2,146,913	(4)	10.5%

John M. Eggemeyer 6051 El Tordo Rancho Santa Fe, CA 92067-1329	1,562,171	(5)	7.6%

William J. Ruh 6051 El Tordo Rancho Santa Fe, CA 92067-1329	1,512,727	(6)	7.4%

Castle Creek Capital Partners IV, LP 6051 El Tordo Rancho Santa Fe, CA 92067-1329	1,429,849	(7)	7.0%

Jerry L. Tubergen and RDV Corporation 126 Ottawa Avenue, NW, Suite 500 Grand Rapids, MI 49503	1,273,644	(8)	6.2%

(1)          Based on 20,479,698 shares of voting common stock issued and outstanding as of March 14, 2014, including 547,997 unvested shares of restricted stock.

(2)         Based on 3,043,575 shares held by Patriot Financial Partners, L.P. and 526,591 shares held by Patriot Financial Partners Parallel, L.P.  The following are members of the “Patriot Financial Group”: each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Patriot Funds”), Patriot Financial Partners, GP, L.P., the general partner of the Patriot Funds (“Patriot GP”), Patriot Financial Partners, GP, LLC, general partner of Patriot GP (“Patriot LLC”) and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, general partners of the Patriot Funds and Patriot GP and members of Patriot LLC.  Accordingly, securities owned by the Patriot Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.

(3)         Based on 1,759,200 shares held by each of Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P. (together, the “Relational Funds”).  Relational Investors, LLC is the sole general partner of each of the Relational Funds and, pursuant to limited partnership agreements, Relational Investors, LLC has sole investment discretion and voting authority over the shares of the Company owned by the Relational Funds. Accordingly, securities owned by the Relational Funds may be regarded as being beneficially owned by Relational Investors, LLC.  Each of Ralph V. Whitworth and David H. Batchelder, as principals of Relational Investors, LLC, may be deemed to share indirect beneficial ownership of the shares which Relational Investors, LLC may beneficially own. Each of Messrs. Whitworth and Batchelder disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4)         The following information is based on Amendment No. 8 to Schedule 13G filed on January 31, 2014 by Franklin Mutual Advisers, LLC.  The shares reported above are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to investment management contracts, are managed by Franklin Mutual Advisers, LLC (“FMA”).  Such investment management contracts grant to FMA all investment and voting power over the securities owned by such investment management clients.  FMA disclaims any pecuniary interest or beneficial ownership in any of the shares reported above.  Mutual Shares Fund, a series of Franklin Mutual Series Funds, has an interest in 1,146,366 shares, or 5.6% of the outstanding shares, of the voting common stock.

(5)         Includes 76,142 shares held by the Eggemeyer Family Trust, 1,429,849 shares held by Castle Creek Capital Partners IV, LP (“CC Fund IV”), 2,105 shares, and 1,851 shares of restricted stock subject to time-based vesting conditions, each held by Castle Creek Advisors IV LLC and 48,000 shares held by Mr. Eggemeyer through his IRA.  Mr. Eggemeyer is the trustee of the Eggemeyer Family Trust and has sole voting and dispositive power over the securities held by the trust.  Castle Creek Capital IV LLC is the sole general partner of CC Fund IV. Accordingly, securities owned by CC Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC.  Mr. Eggemeyer is a controlling person of, and shares voting and investment power over any securities owned or deemed to be owned by, Castle Creek Capital IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer is a managing principal of Castle Creek Advisors IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Advisors IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by CC Fund IV and Castle Creek Advisors IV LLC, except to the extent of his pecuniary interests therein.

(6)          Includes 78,922 shares held by the Lisa A. Ruh Trust, of which Mr. Ruh’s spouse is the trustee, 1,429,849 shares held by CC Fund IV and 2,105 shares, and 1,851 shares of restricted stock subject to time-based vesting conditions, each held by Castle Creek Advisors IV LLC.  Castle Creek Capital IV LLC is the sole general partner of CC Fund IV.  Accordingly, securities owned by CC Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC. Mr. Ruh is a controlling person of, and shares voting and investment power over any securities owned or deemed to be owned by, Castle Creek Capital IV LLC.  Accordingly, securities owned or deemed to be owned by Castle Creek Capital IV LLC may be regarded as being beneficially owned by Mr. Ruh.  Mr. Ruh is a managing principal of Castle Creek Advisors IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Advisors IV LLC may be regarded as being beneficially owned by Mr. Ruh. Mr. Ruh disclaims beneficial ownership of the securities owned by the Lisa A. Ruh Trust, CC Fund IV and Castle Creek Advisors IV LLC, except to the extent of his pecuniary interests therein.

(7)         Castle Creek Capital IV LLC is the sole general partner of CC Fund IV.  Accordingly, securities owned by CC Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC.  Castle Creek Capital IV LLC disclaims beneficial ownership of the securities owned by CC Fund IV, except to the extent of its pecuniary interest therein.  CC Fund IV also owns 1,019,000 shares of the Company’s non-voting common stock, par value $0.001 per share, which represents 100% of the outstanding shares of non-voting common stock.  The shares of non-voting common stock are only convertible into shares of voting common stock by a holder (other than CC Fund IV) who receives such shares by means of (i) a widespread public distribution, (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company or (iii) a transfer to a transferee that would control more than 50% of the voting securities of the Company without any transfer from such transferor or its affiliates.

(8)         The above information is based in part on Amendment No. 1 to Schedule 13G filed on February 13, 2012 by Jerry L. Tubergen, RDV Corporation and RDV Capital Management, L.P. Shares beneficially owned by Mr. Tubergen include shares held by RDV Corporation Supplemental Executive Retirement Trust, Heritage Capital Management L.P., RDV Capital Management, L.P., 196 Investors, LLC, Harbour Point Investors,  LLC, four individual trusts of which Mr. Tubergen serves as trustee, and Randall Damstra and Julie Duisterhof. Shares beneficially owned by RDV Corporation include shares held by RDV Corporation Supplemental Executive Retirement Trust, RDV Capital Management, L.P., 196 Investors, LLC, Harbour Point Investors, LLC, and Randall Damstra and Julie Duisterhof. Mr. Tubergen and RDV Corporation have shared dispositive power over shares beneficially owned by Randall Damstra and Julie Duisterhof.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of each outstanding class of the Company’s equity securities (i.e., the voting common stock and the non-voting common stock) as of March 14, 2014 by each of the Company’s directors and Named Executive Officers (as hereinafter defined) and the Company’s directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such stockholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each stockholder is the same as the address of the Company.

Name or Number of Persons in Group	Amount and Nature of Beneficial Ownership of Class of Voting Common Stock		Percent of Class (1)	Amount and Nature of Beneficial Ownership of Class of Non-Voting Common Stock		Percent of Class (2)

Directors
Edward B. Cordes Current Director and Director Nominee	32,360	(3)	*	—		—
John M. Eggemeyer Current Director and Director Nominee	1,562,171	(4)	7.6%	1,019,000	(5)	100.0%
Keith R. Finger Current Director and Director Nominee	79,196	(6)	*	—		—
Stephen D. Joyce Current Director and Director Nominee	54,181	(7)	*	—		—
Gail H. Klapper Current Director and Director Nominee	18,794	(8)	*	—		—
Stephen G. McConahey Current Director and Director Nominee	10,956	(9)	*	—		—
W. Kirk Wycoff Current Director and Director Nominee	3,570,166	(10)	17.4%	—		—
Albert C. Yates Current Director and Director Nominee	18,584	(11)	*	—		—
Named Executive Officers
Paul W. Taylor President and Chief Executive Officer, Current Director and Director Nominee	130,650	(12)	*	—		—
Michael B. Hobbs President, Guaranty Bank and Trust Company	72,198	(13)	*	—		—
Cathy P. Goss Executive Vice President and Chief Credit Officer	73,182	(14)	*	—		—
Christopher G. Treece Executive Vice President, Chief Financial Officer and Secretary	58,644	(15)	*	—		—
Michael J. Noesen Executive Vice President, Business Banking, Guaranty Bank and Trust Company	56,879	(16)	*	—		—
All Current Directors, Nominees and Executive Officers as a group (15 persons)	5,789,061		28.3%	1,019,000		100.0%

*            Represents less than 1.0% of the outstanding shares of the Company’s voting common stock.

(1)         Based on 20,479,698 shares of voting common stock of the Company issued and outstanding as of March 14, 2014, including 547,997 unvested shares of restricted stock.

(2)         Based on 1,019,000 shares of non-voting common stock of the Company issued and outstanding as of March 14, 2014.

(3)         Includes 3,086 shares of restricted stock subject to time-based vesting conditions and 25,000 shares held by Mr. Cordes through his IRA.

(4)         Includes 76,142 shares held by the Eggemeyer Family Trust, 1,429,849 shares held by Castle Creek Capital Partners IV, LP (“CC Fund IV”), 2,105 shares, and 1,851 shares of restricted stock subject to time-based vesting conditions, each held by Castle Creek Advisors IV LLC and 48,000 shares held by Mr. Eggemeyer through his IRA.  Mr. Eggemeyer is the trustee of the Eggemeyer Family Trust and has sole voting and dispositive power over the securities held by the trust.  Castle Creek Capital IV LLC is the sole general partner of CC Fund IV. Accordingly, securities owned by CC Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC.  Mr. Eggemeyer is a controlling person of, and shares voting and investment power over any securities owned or deemed to be owned by, Castle Creek Capital IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer is a managing principal of Castle Creek Advisors IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Advisors IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by CC Fund IV and Castle Creek Advisors IV LLC, except to the extent of his pecuniary interests therein.

(5)         All shares are held by CC Fund IV.  Mr. Eggemeyer disclaims beneficial ownership of the securities owned by CC Fund IV, except to the extent of his pecuniary interest therein. The shares of non-voting common stock are only convertible into shares of voting common stock by a holder (other than CC Fund IV) who receives such shares by means of (i) a widespread public distribution, (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company or (iii) a transfer to a transferee that would control more than 50% of the voting securities of the Company without any transfer from such transferor or its affiliates.

(6)         Includes 1,851 shares of restricted stock subject to time-based vesting conditions, and 75,240 shares held by KRF Investments, LLC, which is solely owned by Mr. Finger.

(7)         Includes 1,851 shares of restricted stock subject to time-based vesting conditions and 10,000 shares held by the Super Market Liquors Employee Pension and Trust, of which Mr. Joyce is a trustee and shares voting and investment power over any securities owned or deemed to be owned by the trust.

(8)         Includes 1,851 shares of restricted stock subject to time-based vesting conditions.

(9)         Includes 1,851 shares of restricted stock subject to time-based vesting conditions.

(10)       Based on 3,043,575 shares held by Patriot Financial Partners, L.P. and 526,591 shares held by Patriot Financial Partners Parallel, L.P.  The following are members of the “Patriot Financial Group”: each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Patriot Funds”), Patriot Financial Partners, GP, L.P., the general partner of the Patriot Funds (“Patriot GP”), Patriot Financial Partners, GP, LLC, general partner of Patriot GP (“Patriot LLC”) and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, general partners of the Patriot Funds and Patriot GP and members of Patriot LLC.  Accordingly, securities owned by the Patriot Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.

(11)                          Includes 1,851 shares of restricted stock subject to time-based vesting conditions.

(12)       Includes 37,227 shares of restricted stock subject to performance-based vesting conditions, 48,058 shares of restricted stock subject to time-based vesting conditions and 7,000 shares held by Mr. Taylor through his IRA.  Of the shares beneficially owned by Mr. Taylor, 28,538 are pledged as collateral.

(13)       Includes 23,177 shares of restricted stock subject to performance-based vesting conditions, 33,657 shares of restricted stock subject to time-based vesting conditions and 3,356 shares held by Mr. Hobbs through his IRA.

(14)                          Includes 19,792 shares of restricted stock subject to performance-based vesting conditions, 24,691 shares of restricted stock subject to time-based vesting conditions and 4,225 shares held by Ms. Goss through her IRA.

(15)                          Includes 18,348 shares of restricted stock subject to performance-based vesting conditions and 24,095 shares of restricted stock subject to time-based vesting conditions.

(16)                          Includes 7,501 shares of restricted stock subject to performance-based vesting conditions, 13,375 shares of restricted stock subject to time-based vesting conditions and 20,000 shares held by Mr. Noesen through his IRA.

PROPOSAL 1: ELECTION OF DIRECTORS

Size of Board.  The Bylaws of the Company provide that the authorized number of directors shall be fixed from time to time by resolution of a majority of the Board of Directors.  The number of directors is currently fixed at nine and nine directors currently serve on the Board.

Majority Vote Standard for Election of Directors.  The Company’s Bylaws require that each director be elected by a majority of the votes cast with respect to such director in uncontested elections — i.e., the number of votes cast “FOR” the director nominee must exceed the number of votes cast “AGAINST” that nominee.  In a contested election, the standard for election of directors would be a plurality of the votes cast.  This year’s election was determined to be an uncontested election, and the majority vote standard will apply.  If a nominee who is serving as a director were not to be elected at the Meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director”.  However, under our Corporate Governance Guidelines, each director annually submits an irrevocable resignation that is effective if the director fails to be elected through a majority vote and the Board accepts the resignation.  In that situation, the Compensation, Nominating and Governance Committee of the Board (the “CNG Committee”) would make a recommendation to the Board about whether to reject or accept the resignation, or whether to take other action.  The Board would accept the resignation unless it determined that acceptance would not be in the best interests of the Company and its stockholders.  The Board will take action within 90 days from the date the election results are certified, unless such action would cause the Company to fail to comply with any requirement of the NASDAQ Global Select Market (“Nasdaq”) or any rule or regulation promulgated under the Exchange Act, in which case the Company will take action as promptly as is practicable while continuing to meet such requirements.  The Board will promptly publicly disclose its decision and the rationale behind it.  If a nominee who was not already serving as a director fails to receive a majority of votes cast at the Meeting, Delaware law provides that the nominee does not serve on the Board.

Nominees and Qualifications.  The nine persons named in the following table have been recommended by the CNG Committee, and approved by the Board of Directors, as nominees for election to serve as directors of the Company until the next annual meeting of stockholders and until their successors are elected and qualified.  Each nominee currently serves as a director of the Company.  The biography of each nominee below contains information regarding the nominee’s service as a director, principal occupation and business experience for the past five years, director positions held currently or at any time during the last five years with respect to publicly-held companies, and the specific experience, qualifications, attributes or skills that led the CNG Committee and the Board to the conclusion that the nominee should serve as a director.  In addition to the information presented below, we also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

With respect to the election, absent any specific instruction in the proxies solicited by the Board, the persons named as proxies plan to vote all proxies “FOR” the election of each of the Board’s nominees listed below, or as many thereof as possible if any persons are nominated other than by the Board of Directors.  In the event that any of the Board’s nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as may be designated by the Board of Directors.  Alternatively, the Board may reduce the size of the Board. To the best of our knowledge, the Company has no reason to believe that any of the nominees will be unable to serve as directors if elected.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees listed below.

Name	Principal Occupation; Background	Age	Year Elected or Appointed Director

Edward B. Cordes

Mr. Cordes has served as Chairman of the Board since 2011. He is an owner and President of Cordes & Company, a consulting firm specializing in insolvencies and economic valuations. Mr. Cordes is also the owner and President of Cordes & Company Financial Services, Inc., which invests in farming, commercial property and oil and gas interests. He has been appointed as receiver or trustee in over 200 court actions. Mr. Cordes also serves as a director of the Bank. During his 35 years as a certified public accountant, Mr. Cordes has served in senior management positions with Ernst & Young and Cooperative Service Company. He holds a B.B.A. degree from Colorado State University and an M.A. Accountancy degree from the University of Nebraska.

		62	2004

Mr. Cordes is a member of the Association of Insolvency Accountants, Turnaround Management Association and National Association of Certified Valuation Analysts. He is also active in the Denver community by continued support of various charitable organizations and serves on the Colorado State Fair Board. He is past National Chairman of the National Association of Certified Valuation Analysts. Mr. Cordes brings extensive experience in accounting and workout situations to our Board, as well as leadership and risk assessment skills. In addition, his integral involvement in some of the communities that we serve provides the Board an important perspective.

John M. Eggemeyer

Mr. Eggemeyer served as the Company’s Chairman of the Board from 2004 to 2010. From 2004 to 2006, Mr. Eggemeyer also served as Chief Executive Officer of the Company. He is a co-founder and chief executive of Castle Creek Capital LLC, a merchant banking firm specializing in the financial services industry, and Castle Creek Financial LLC, a licensed broker/dealer. Mr. Eggemeyer serves as Chairman of the Board of PacWest Bancorp, Chairman and Chief Executive Officer of White River Capital, Inc. and a director of Heritage Commerce Corp. Mr. Eggemeyer also currently serves as a trustee of Northwestern University and on the Parent Advisory Board of Stanford University. Mr. Eggemeyer brings extensive leadership and banking experience to our Board, including specific community banking expertise and management experience, as well as public company expertise and consensus-building skills. In addition, his knowledge of and experience in capital markets is an invaluable resource as the Company regularly assesses its capital and liquidity needs. Finally, he provides an important perspective to the Board as a key investor in the Company.

	68	2004

Keith R. Finger

In 2007, Mr. Finger was a founder and has since been a principal of Monarch Natural Gas Holdings, LLC, a natural gas gathering and processing company, which is a portfolio company of Metalmark Capital LLC. From 1992 to 2007, Mr. Finger served as founder, principal and chief financial officer to several natural gas gathering, processing and marketing companies, including Cantera Natural Gas, LLC, Canyon Natural Gas, LLC, Highlands Natural Gas, Inc. and Mountain Gas Resources, Inc., each of which was a portfolio company of Morgan Stanley Capital Partners and eventually sold. In the 1980s, Mr. Finger served as chief financial officer for two publicly traded oil and gas exploration companies, Ensource Inc. (NYSE listed) and Presidio Oil Company (AMEX listed). Prior to that, Mr. Finger was a certified public accountant with Deloitte & Touche for six years. Mr. Finger is currently a member of The Economic Club of Colorado and The National Association of Corporate Directors. He is also an active supporter of various Denver community charitable organizations. He holds a Masters of Taxation from the University of Denver and MBA and BS (Business & Economics) degrees from the University of Kansas.

	66	2012

Mr. Finger also served in the United States Army from 1969 to 1972, with two tours in South Vietnam. Mr. Finger brings extensive knowledge and experience in finance and accounting and the oil and gas industry, as well as public company experience and leadership and risk assessment skills to our Board. In addition, his integral involvement in some of the communities which we serve provides the Board an important perspective.

Stephen D. Joyce

For the past 37 years, Mr. Joyce has been the owner and President of Supermarket Liquors, Inc., located in Fort Collins, Colorado, where he is active in the community. Mr. Joyce is also a 50% owner of Boomer Music LLC, also located in Ft. Collins. From 1987 to September 2005, Mr. Joyce served as a director of First MainStreet Financial, Ltd., most recently as Chairman of the Board. Mr. Joyce brings to our Board an understanding of the history and customer base of one of our previously acquired banks, as well as management expertise and leadership skills. In addition, his integral involvement in some of the communities which we serve provides the Board an important perspective.

	65	2005

Gail H. Klapper

Since 1989, Ms. Klapper has served as the Member/Director of the Colorado Forum, a statewide, organization of chief executive officers and civic leaders who work on public policy issues related to Colorado. She is also the Managing Attorney of The Klapper Firm, and Manager of 6K Ranch and Tack. In 1976, she was appointed by President Ford as a White House Fellow and Special Assistant to the Secretary of the Interior. After her term in Washington, Ms. Klapper served as a member of Colorado Governor Richard D. Lamm’s Cabinet. Ms. Klapper currently serves on the Board of Great-West Funds, Inc., a subsidiary of Great-West Life & Annuity Insurance Company, as a Director of Gold, Inc., and as a Director and member of the Executive Committee of the National Western Stock Show Association. Ms. Klapper received her B.A. in Political Science from Wellesley College, and a Juris Doctor degree at the University of Colorado Law School. Ms. Klapper brings leadership and consensus-building skills to our Board, as well as her extensive expertise and knowledge of the Colorado economic, political and business environment. In addition, her integral involvement in some of the communities which we serve provides the Board an important perspective.

	70	2007

Stephen G. McConahey

Mr. McConahey is currently chairman of SGM Capital, LLC and co-founder and a partner of Iron Gate Capital, a private equity investment firm. Previously, Mr. McConahey was president and chief operating officer of EVEREN Capital Corporation and its principal subsidiary, EVEREN Securities, Inc. Mr. McConahey began his career in the securities brokerage industry in 1977 when he joined Boettcher and Company in Denver, Colorado. At Boettcher, he was named chairman and chief executive officer in 1984. He joined Kemper Financial Services in 1985 shortly after Boettcher was acquired by Kemper Corporation. Earlier in his

	70	2012

career, Mr. McConahey received a White House Fellowship and served as a program manager in the U.S. Department of Transportation. He also served as a member of President Ford’s senior White House staff as Special Assistant for Intergovernmental Affairs. Mr. McConahey received a bachelor’s degree from the University of Wisconsin and an M.B.A. from Harvard Business School. Mr. McConahey is active in numerous national and community boards and advisory groups, and currently serves on the board of the Gerald R. Ford Presidential Foundation, the Denver School of Science and Technology and the Boys and Girls Clubs of Metro Denver. He also currently serves on corporate boards of CalDak International, Great-West Funds, Inc., a subsidiary of Great-West Life & Annuity Insurance Company, and IMA Financial Group, Inc. Mr. McConahey brings extensive financial services experience and perspective to our Board, as well as leadership skills. In addition, his integral involvement in some of the communities which we serve provides the Board an important perspective.

Paul W. Taylor

Mr. Taylor is the President and Chief Executive Officer of the Company. Mr. Taylor was appointed President and Chief Executive Officer and as a director of the Company in 2011. He is also the Chief Executive Officer and Chairman of the Board of the Bank. Prior to becoming the Company’s President and Chief Executive Officer, Mr. Taylor was Executive Vice President, Chief Financial and Operating Officer and Secretary of the Company (serving in one or more of those capacities since 2004). From 2000 to 2004, he served as Chief Financial Officer of the Company’s predecessor. During his 28-year banking and investment banking career, he worked for Alex Sheshunoff Investment Banking as a Director of Mergers and Acquisitions. He was also an investment banker with Century Capital Group, where he advised small businesses on mergers and acquisitions and financing. Mr. Taylor worked for KeyCorp for 12 years in both New York and the Rocky Mountain Region in numerous management positions and left the company as Executive Vice President and Chief Financial Officer of the Rocky Mountain Region. Mr. Taylor brings extensive experience in banking and executive management to our Board. Mr. Taylor’s experience as a leader in our market provides insight to our Board on the factors that impact both the Company and our communities. Moreover, Mr. Taylor’s day to day leadership and intimate knowledge of our business and operations provide the Board with company-specific experience and expertise.

		53	2011

W. Kirk Wycoff	Since 2007, Mr. Wycoff has been a managing partner of Patriot Financial Partners, a private equity fund focused on investing in community banks and thrifts throughout the United States. He has more than 30 years of entrepreneurial banking experience. Mr. Wycoff also serves as a director of the Bank. He also serves as Chairman of Continental Bank Holdings, Inc., a director of Square 1 Financial, Inc., a director of Heritage Commerce Corp and a director of Porter	55	2009

Bancorp, Inc. From 2005 to 2007, Mr. Wycoff served as President and Chief Executive Officer of Continental. From 1991 to 2004, Mr. Wycoff was Chairman and Chief Executive Officer of Progress Financial Corp., which was acquired by FleetBoston Financial Corp. in 2004. Mr. Wycoff earned his B.A. degree in Business Administration from Franklin & Marshall College. Mr. Wycoff serves on the boards of directors of non-profit corporations, including the Continental Foundation, which raises money for less privileged children, and the Lincoln Center, which helps to provide alternative education programs for troubled youth and also helps families with life transitions. Mr. Wycoff brings extensive leadership and community banking experience to our Board, including executive management experience, as well as public company expertise and risk assessment skills. In addition, he provides perspective to the Board as a key investor in the Company.

Albert C. Yates

Dr. Yates retired in June 2003 after 13 years as President of Colorado State University. He was also Chancellor of the Colorado State University System until October 2003, and is a former member of the board of the Federal Reserve Bank of Kansas City-Denver Branch and the board of directors of First Interstate Bank. Since August 2003 he has served as a management and policy consultant to Bohemian Companies in Fort Collins, Colorado, and currently serves as a director of Level 3 Communications and of the Colorado Black Chamber of Commerce Foundation. Dr. Yates also served as a director of Adolph Coors Company from 1998 to 2005, a director of StarTek, Inc. from 2004 to 2011, a member of the board of trustees of the Berger Funds from 2001 to 2005, a director and Chairman of the Board of Centennial Bank of the West, a former subsidiary of the Company, from 2002 through 2004, and a director of Dominion Industrial Capital Bank from 1999 to 2000. Dr. Yates graduated magna cum laude from Memphis State University, with degrees in chemistry and mathematics. He earned his doctorate in theoretical chemical physics from Indiana University at Bloomington. Dr. Yates’ extensive background in education and administration provides our Board with leadership and consensus-building skills on a variety of matters, including corporate governance. In addition, he brings to the Board extensive experience and related expertise acquired by serving on a variety of public company boards, including the compensation and audit committees of some of those companies.

	72	2005

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.  Representatives from Crowe Horwath LLP are expected to be present at the Meeting.  The representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.  For further information regarding the fees charged and services provided to the Company by Crowe Horwath LLP in 2013 and 2012, see “Independent Registered Public Accounting Firm Fees and Services” below.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

The Company is committed to maintaining good corporate governance practices.  The Board regularly reviews its governance standards and procedures to ensure compliance with changing laws, rules and regulations that govern the Company’s business.  The Company’s website at www.gbnk.com includes important information regarding Company policies and Board committee charters, including the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, as well as the Company’s SEC filings and press releases.

During 2013, the Board of Directors of the Company met five times.  The independent directors also met four times in executive session during 2013.  Mr. Cordes, the Chairman of the Board, presided as chairman at meetings of the independent directors.  During 2013, no incumbent director attended less than 75% of the aggregate of the (1) total number of meetings of the Board and (2) total number of meetings held by the committees on which he or she served.  The Board’s policy regarding director attendance at the Annual Meeting of Stockholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend.  All directors attended the 2013 Annual Meeting of Stockholders.

The current members of the Board of Directors’ committees are as follows:

Director	Audit Committee	Compensation, Nominating and Governance Committee	Corporate Risk Committee
Edward B. Cordes			C
John M. Eggemeyer
Keith R. Finger	C
Stephen D. Joyce
Gail H. Klapper
Stephen G. McConahey
Paul W. Taylor
W. Kirk Wycoff
Albert C. Yates		C

 = Member C = Chair

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals.  Since 2011, the Company has had a separate, independent Chairman of the Board, Mr. Cordes.

Our Corporate Governance Guidelines further provide that, if the Chairman of the Board is not an independent director, the independent directors shall designate a Lead Director to preside over executive sessions of the independent directors of the Board, act as the principal liaison between the independent directors and the Chairman of the Board and perform such other duties as the Board may determine from time to time.  Since our current Chairman of the Board, Mr. Cordes, is an independent director, he serves as Lead Director as provided in the Corporate Governance Guidelines.

The Board believes its administration of its risk oversight function is not adversely affected by its existing leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including holding regular executive sessions of the independent directors, generally at the conclusion of each regularly scheduled meeting of the Board. In addition the CNG Committee, which consists entirely of independent directors, evaluates the performance of our Chief Executive Officer and presents its findings to our independent directors.

Board’s Role in Risk Oversight

Pursuant to our Corporate Governance Guidelines, the Board has given the Corporate Risk Committee the responsibility of overseeing and monitoring the risks that arise in the general conduct of business by the Company and its subsidiaries.  In furtherance of these responsibilities the Corporate Risk Committee meets at least quarterly and has established an Enterprise Risk Management Committee (the “ERM Committee”) comprised of employee representatives from the major areas of the Company.  The ERM Committee meets at least quarterly and is responsible for identifying and documenting areas of risk within the Company and reporting on opportunities, and assessing and developing responses to, threats that affect achievement of the Company’s strategic goals.  The Company operates pursuant to a Risk Management Policy which addresses the identification, measurement, control, and monitoring of several categories of risks, including credit, interest rate, liquidity, transaction, compliance, strategic and reputational risk. The ERM Committee reviews this policy annually as well as the risk assessment completed by the Company’s internal auditor and the Company’s risk management processes.

The Corporate Risk Committee meets with members of management at least quarterly.  In addition, it reviews various risk-related reports, including ERM Committee reports and other reports on, among other items, liquidity, credit, operations and insurance, and provides its own report to the full Board on at least a quarterly basis. For further information on the duties and responsibilities of the Corporate Risk Committee, see the subsection “Corporate Risk Committee” below.  In addition to the Corporate Risk Committee, the other committees of the Board also consider the risks within their areas of responsibility. For example, the CNG Committee considers the risks that may be implicated by our executive compensation program and the Audit Committee considers the risks that may be identified through the Company’s internal audit process.

Independence

Eight of the nine Board members are “independent directors” for purposes of SEC rules and regulations and Nasdaq listing standards.  The Board, with the assistance of the CNG Committee, evaluates the independence of the directors at least annually.

Consistent with the recommendations of the CNG Committee, the Board has affirmatively determined that each of Messrs. Cordes, Eggemeyer, Finger, Joyce, McConahey, Wycoff and Yates and Ms. Klapper meet the independence requirements of the Nasdaq listing standards and applicable SEC rules and regulations.  In making its determination, the Board considered and evaluated, among other attributes and factors, banking, commercial, service, familial and other relationships between directors or their immediate family members and any related interests and the Company, including the relationships described under “Certain Relationships and Transactions with Related Persons” in this Proxy Statement as well as the following relationships:

•                  Messrs. Cordes, Finger, Joyce and Yates and Ms. Klapper, or certain members of their immediate families or certain of their related interests, are customers of and conduct banking transactions with the Bank in the ordinary course of business on customary terms.

The Board determined that none of these relationships would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit Committee

During 2013, the Audit Committee met 12 times.  The Audit Committee is comprised of Messrs. Finger (Chairman), Cordes, Joyce and McConahey, each of whom the Board has determined is an independent director of the Company as defined in the listing standards of the Nasdaq and in Section 10A of the Exchange Act, including for purposes of the additional independence requirements for audit committee membership.  The Board has also determined that each member of the Audit Committee is financially literate and that Mr. Finger is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Audit Committee operates pursuant to a written charter, a copy of which may be obtained on the Company’s website at www.gbnk.com under “Corporate Governance”.  Information regarding the functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” included in this Proxy Statement and in the Audit Committee charter.

Compensation, Nominating and Governance Committee

During 2013, the CNG Committee met five times.  The committee is comprised of Messrs. Joyce and Yates (Chairman) and Ms. Klapper, and the Board has determined that each member is independent under the listing standards of the Nasdaq and Section 10A of the Exchange Act, including for purposes of the additional independence requirements for compensation committee membership.  The CNG Committee reviews, and makes recommendations to the Board of Directors on, matters concerning nominees for positions on the Board of Directors; reviews and makes recommendations to the Board regarding the compensation of the directors and director independence; reviews and approves the compensation of the Company’s Chief Executive Officer and other executive officers; reviews and approves the Company’s incentive compensation plans and equity-based plans, 401(k) plan, deferred compensation plan(s) and other employee benefit plans; and is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the CNG Committee.  The CNG Committee also assists the Board of Directors in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance policies and practices, including the review and approval or ratification of related-party transactions of the Company.  The CNG Committee operates under a written charter, a copy of which is available on the Company’s website at www.gbnk.com under “Corporate Governance”.

In identifying and recommending nominees for positions on the Board of Directors, the CNG Committee places primary emphasis on the criteria set forth under “Selection of Directors” in our Corporate Governance Guidelines, namely: (1) independence qualifications under the Nasdaq listing standards and other qualifications necessary for committee membership; (2) working knowledge of the banking business; (3) experience with businesses and other organizations of comparable size; (4) integrity, accomplishments and reputation in the business community; (5) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (6) personal qualities and characteristics; (7) ability and willingness to commit adequate time to Board and committee matters; (8) the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (9) diversity of viewpoints, backgrounds, experience and other demographics; (10) other factors, such as judgment, skill, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board; and (11) the absence of factors that would reflect negatively on the Company or legally disqualify the director nominee, including without limitation, a criminal conviction or poor reputation.

The Company is party to an Investment Agreement (the “Investment Agreement”) with certain of its investors, (x) Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, the “Patriot Funds”), and (y) Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P. (collectively, the “Relational Funds”). Pursuant to the Investment Agreement, the Patriot Funds, as a group, and the Relational Funds, as a group,  are each entitled to nominate one person to either be elected or appointed as a director or be appointed as an observer to the Board of Directors.  The Patriot Funds and the Relational Funds are the two largest stockholders of the Company.  The Patriot Funds’ director nominee was Mr. Wycoff.  The Relational Funds elected to have an individual appointed as a Board observer.  Further, as long as either the Patriot Funds or the Relational Funds beneficially own at least 4.9% of the outstanding shares of the Company’s voting common stock, the Company is required to recommend to its stockholders the election of the person nominated by either the Patriot Funds or the Relational Funds to be appointed or elected as a director at the Company’s annual meeting of stockholders, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the CNG Committee.  The CNG Committee approved, and the Board has recommended, the election of Mr. Wycoff as a director at the Meeting.

The CNG Committee does not set specific, minimum qualifications that a nominee must meet in order for it to recommend him or her for service on the Board of Directors. Instead, the CNG Committee evaluates each nominee based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors and its committees.  The CNG Committee may seek input from other members of the Board in identifying possible candidates, and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates.  The CNG Committee will consider stockholder nominations for director in accordance with the Company’s Bylaws and subject to the same criteria that it uses for nominees not proposed by stockholders.  Stockholders who wish to submit director nominees for consideration by the CNG Committee for election at our 2015 Annual Meeting should follow the process detailed under “Stockholder Proposals and Director Nominations — 2015 Annual Meeting” elsewhere in this Proxy Statement.

For further information on the Company’s processes and procedures for the consideration and determination of executive compensation, please see the sub-section entitled “Executive Compensation — Overview of Executive Compensation” in this Proxy Statement.  For further information on the Company’s processes and procedures for the consideration and determination of director compensation, please see the Section entitled “Director Compensation” in this Proxy Statement.

Corporate Risk Committee

During 2013, the Corporate Risk Committee, which is comprised of Messrs. Cordes (Chairman), Eggemeyer, Taylor and Wycoff, met four times.  The Corporate Risk Committee oversees management’s responsibilities and assesses and manages the risks that arise in the general conduct of our business.  Its specific responsibilities include overseeing the asset/liability management process of the Company and its subsidiaries; overseeing the Company’s credit risk exposure, reviewing and approving the adequacy of the Company’s loan loss reserves; reviewing legal and regulatory trends and potential exposures, including monitoring the Company’s compliance and progress with any regulatory enforcement or supervisory action applicable to the Company or the Bank; overseeing the adequacy of the Company’s insurance coverage; overseeing the operations risk of the Company and the Company’s business continuity and disaster recovery program, information systems security program and ACH risk exposure; and overseeing the Company’s risk governance structure, risk management and risk assessment processes, guidelines and policies and the ERM Committee.  The Corporate Risk Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.gbnk.com under “Corporate Governance”.

Compensation Committee Interlocks and Insider Participation

During 2013, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the CNG Committee, (2) a director of another entity, one of whose executive officers served on the CNG Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the CNG Committee, which included Albert C. Yates, Stephen D. Joyce and Gail H. Klapper, (a) was an officer or employee of the Company or any of its subsidiaries in 2013, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under “Certain Relationships and Transactions with Related Persons”.

Family Relationships

There are no family relationships among any of the directors or executive officers of the Company.

DIRECTOR COMPENSATION

Compensation.  The CNG Committee oversees director compensation and recommends compensation to the Board for approval.  The Company’s Corporate Governance Guidelines provide that a peer review of director compensation be conducted at least every three years.  While the CNG Committee does not regularly use an outside consultant to evaluate director compensation, in the latter part of 2011 it engaged a compensation consultant, McLagan, an Aon Hewitt Company (“McLagan”), to conduct a competitive review of director compensation. In connection with the review, McLagan and the Board together established a custom peer group. The peer group, which was chosen based upon relevant factors such as geography, asset size, profitability and credit quality, consisted of 20 publicly traded financial institutions ranging in total assets from approximately $1 billion to $5 billion and headquartered in Colorado, California, Oklahoma, Oregon, Texas and Washington. McLagan’s review included data on total compensation, including cash compensation and various forms of stock-based equity compensation. Based on the review, in May 2012 the CNG Committee recommended to the Board and the Board approved stock ownership guidelines for directors (discussed below) and the following director compensation:

•                  Each non-management director is paid an annual cash retainer of $40,000, except that the Chairman of the Board is paid $66,666.  The retainer is paid on a quarterly basis.

•                  Each non-management director is entitled to receive an annual grant of restricted stock having a value equal to approximately $20,000, except that the Chairman of the Board is entitled to receive an annual grant of restricted stock having a value equal to approximately $33,333.  In general, the number of shares granted will be based on the closing price of our voting common stock on the date of the year of grant’s annual meeting of stockholders and will vest on the date immediately preceding the next annual meeting of stockholders (but no later than June 30 of that year).  A director may request “relief” from receiving an award if the award would pose a regulatory or other hardship on the director, such as violating an existing passivity commitment.  In such a case, the value of the stock award will instead be paid as part of the director’s annual cash retainer.

•                  Committee chairs who are not members of management receive an additional annual cash retainer, $10,000 in the case of the Audit Committee and the CNG Committee chairs and $5,000 in the case of the Corporate Risk Committee chair.

•                  Directors are reimbursed for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board and its committees.

2013 Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)

Edward B. Cordes	71,666	33,333	—	104,999

John M. Eggemeyer	40,000	19,999	—	59,999

Keith R. Finger	50,000	19,999	—	69,999

Stephen D. Joyce	40,000	19,999	—	59,999

Gail H. Klapper	40,000	19,999	—	59,999

Stephen G. McConahey	40,000	19,999	—	59,999

W. Kirk Wycoff	60,000	—	—	60,000

Albert C. Yates	50,000	19,999	—	69,999

(1)                                 Represents the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718, using the valuation assumptions described in the “Notes to the Consolidated Financial Statements” section of the Company’s Annual Report on Form 10-K, as filed with the SEC on February 19, 2014. Each of Messrs. Eggemeyer, Finger, Joyce, McConahey and Yates and Ms. Klapper had 1,851 shares of unvested time-based restricted stock outstanding at December 31, 2013. Mr. Cordes had 3,086 shares of unvested time-based restricted stock outstanding at December 31, 2013. Mr. Wycoff was provided “relief” from being granted a stock award and, in lieu of the stock award, was paid the value of the stock award as part of his annual cash retainer.

Stock Ownership Guidelines.  In May 2012, as a result of the McLagan review, the CNG Committee recommended to the Board and the Board approved stock ownership guidelines for directors.  These guidelines require that each current and future director must beneficially own at least $100,000 of our voting common stock within two years after the adoption of the stock ownership guidelines or, for directors whose service commences after the guidelines’ adoption, within two years after becoming a director.  All shares deemed beneficially owned by the director under the federal securities laws are included in determining whether the director meets the ownership threshold; provided, that with respect to restricted stock awards, only vested stock awards are counted.  Stock owned by existing directors as of the May 2012 adoption date of the stock ownership guidelines was valued at the closing price of our voting common stock on the adoption date.  Any purchases of stock subsequent to May 2012 have been and will continue to be valued at cost basis.  Restricted stock awards have been and will continue to be valued at the per share fair market value of the Company’s voting common stock on the vesting date.  For any new director appointed or elected in the future, any stock he or she owns at the time of appointment or election will be valued at the closing price of our voting common stock on the date of appointment or election, as applicable.  Although full compliance with these guidelines is not required until May 2014, as of the date of this Proxy Statement, all of our nine directors already satisfied the stock ownership guidelines.

EXECUTIVE OFFICERS

The following table sets forth the age, current position and the period of service of each of the Company’s Named Executive Officers:

Name	Age	Position	Year in which assumed the current position	Year hired by the Company

Paul W. Taylor	53	President and Chief Executive Officer of the Company	2011	2000
Michael B. Hobbs	51	President, Guaranty Bank & Trust Company	2011	2011
Christopher G. Treece	45	Executive Vice President, Chief Financial Officer and Secretary of the Company	2011	2007
Cathy P. Goss	57	Executive Vice President and Chief Credit Officer of the Company	2011	2006
Michael J. Noesen	48	Executive Vice President, Business Banking	2011	2006

Paul W. Taylor.  For Mr. Taylor’s biographical information, please see “Proposal 1: Election of Directors” earlier in this Proxy Statement.

Michael B. Hobbs.  Mr. Hobbs is the President and a director of the Bank and joined the Company in 2011. From 2009 to 2011, Mr. Hobbs served as Managing Director, Financial Institutions Group Investment Banking with St. Charles Capital, LLC, an investment banking firm.  Prior to St. Charles Capital, Mr. Hobbs served in several positions with KeyCorp, including as (1) President of the Rocky Mountain Region (Colorado, Utah and Idaho) from 2007 to 2009, representing and managing approximately $5 billion in assets and 110 branches, (2) President of the Colorado District for KeyCorp from 2005 to 2007, representing and managing approximately $2 billion in assets and 45 branches, (3) Regional Executive & EVP — Rocky Mountain Region Commercial Banking from 2003 to 2005, (4) Senior Vice President — McDonald Investments/Investment Banking from 1999 to 2003 and (5) Senior Vice President — Colorado Commercial Banking from 1996 to 1999.

Christopher G. Treece.  Mr. Treece is Executive Vice President, Chief Financial Officer and Secretary of the Company and holds the same positions at the Bank.  He has also served as a director of the Bank since 2009.  Prior to being appointed Executive Vice President, Chief Financial Officer and Secretary in 2011, Mr. Treece served as the Company’s and the Bank’s Senior Vice President and Corporate Controller.  Prior to joining the Company in 2007, Mr. Treece worked at UMB Financial Corporation in Kansas City, Missouri, a multi-bank holding company with $15 billion in assets, for approximately four years as Senior Vice President, Controller, Tax Director and Chief Accounting Officer. In this position, he managed the Corporate Finance, Tax, Purchasing, Accounts Payable and Payroll departments and was responsible for internal controls over financial reporting. As Chairman of UMB’s Disclosure Committee, he worked closely with the Board’s audit committee. As the Controller and Chief Accounting Officer, he had significant interaction with the management reporting, investor relations, operations, facilities, human resources and the treasury departments. Prior to joining UMB, Mr. Treece worked for seven years at RSM McGladrey within the financial services group, working with over 100 community banks throughout Colorado, Oklahoma, Kansas and Missouri. Mr. Treece began his career at KPMG in Kansas City, where he worked for over five years primarily with banks as well as other financial institutions, including several insurance companies.

Cathy P. Goss.  Ms. Goss is Executive Vice President and Chief Credit Officer of the Company and holds the same position at the Bank.  Ms. Goss also has served as a director of the Bank since 2011.  Prior to being appointed as Executive Vice President and Chief Credit Officer in 2011, Ms. Goss served as Executive Vice President, Commercial Banking of the Bank. Prior to joining the Company in 2006, Ms. Goss worked at U.S. Bank for 21 years, ending in the capacity of Senior Vice President and Manager of the Commercial Banking team.  Ms. Goss served in a management capacity at U.S. Bank since 1996, including five years during which (in addition to running a commercial team), she managed business banking lending groups in North Denver, Colorado Springs and Pueblo.  Prior to 1996, Ms. Goss was a senior relationship manager, progressing into this role after two years of formal credit training at the beginning of her banking career.

Michael J. Noesen. Mr. Noesen is Executive Vice President, Business Banking of the Bank and also has management reporting responsibilities for the Bank’s SBA (U.S. Small Business Administration) loan department. Prior to being appointed Executive Vice President, Business Banking in 2011, Mr. Noesen served as Regional Vice President overseeing two of the Bank’s business banking regions. During that time Mr. Noesen implemented the Bank’s jumbo mortgage program and for a period also had management reporting responsibilities for the Bank’s trust department.  Prior to joining the Bank in 2006, Mr. Noesen served as market president for U.S. Bank in Boulder, Colorado after serving for two years as a relationship manager.  As market president Mr. Noesen held the primary leadership role for U.S. Bank’s Boulder operations and managed a commercial banking team. Prior to joining U.S. Bank in 1999, Mr. Noesen worked at Wells Fargo which he joined in 1993 and where he was a relationship manager. Mr. Noesen began his banking career in 1991 after two years of formal credit training from American National Bank of Chicago.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

CNG Committee — Scope of Authority.  Pursuant to its charter, the CNG Committee, among other responsibilities, administers the Company’s compensation program and various incentive and benefit plans, including the Amended and Restated 2005 Stock Incentive Plan (the “Stock Incentive Plan”) and the Executive Cash Incentive Plan (the “Cash Incentive Plan”).  The CNG Committee reviews and approves, or recommends to the Board for approval, the compensation of members of executive management, including the compensation of our Named Executive Officers, evaluates the performance of the executive management team, including the Chief Executive Officer, and oversees executive management succession and related matters.  The CNG Committee also periodically reviews, assesses and monitors the performance, and regularly reviews the design and function, of the Company’s incentive compensation arrangements to ensure that any risk-taking incentives are consistent with the safety and soundness of the Company.  Under its charter, the CNG Committee has the authority to delegate as appropriate and to the extent permitted by law any of its duties, responsibilities or functions to a subcommittee of one or more committee members.  The charter also permits the approval of equity awards to Section 16 directors and officers by a subcommittee of “non-employee directors” (as defined in Rule 16b-3 promulgated under the Exchange Act).

2013 Say On Pay Vote.  The Company’s 2013 Annual Meeting of Stockholders was held on May 7, 2013. At the meeting the Company’s stockholders had the opportunity to cast an advisory “say on pay” vote with respect to whether or not they approved of the Company’s compensation programs. The stockholders approved of the Company’s executive compensation programs with approximately 98% of all votes cast being in favor of approval. This high approval rate reaffirmed the CNG Committee’s approach to executive compensation philosophy and programs. Accordingly, for 2014, the CNG Committee has continued to administer the same compensation programs in a manner that is consistent with the compensation philosophy that has historically been in place but has retained the flexibility to adjust its administration of those programs so that it may adapt to the constantly evolving landscape of executive compensation and the increasingly competitive market for executive banking talent in the state of Colorado.

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to maximize stockholder value by aligning compensation with the Company’s performance and to attract, motivate, retain and reward a highly qualified and dedicated executive management team.

The first objective of our compensation program is to link executive compensation to the performance of the Company, thereby aligning the interests of our Named Executive Officers with those of our stockholders.  We balance this stockholder alignment goal with incentive plans that do not encourage unnecessary or excessive risk-taking that would be inconsistent with the long-term health of the Company.  The CNG Committee seeks to achieve this goal through coupling a base salary with annual cash incentive bonuses and long-term performance-based equity awards that have historically taken the form of restricted stock.  The annual cash bonuses and significant portions of the long-term equity awards (with the remainder being subject to time-based vesting conditions) are tied to key performance goals that are meaningful to our stockholders and are designed to improve organizational and individual performance while minimizing unnecessary excessive risk-taking.  To that extent, the Company follows the final Guidance on Sound Incentive Compensation Policies issued on June 21, 2010 by the Federal Reserve, the Office of the Comptroller of the Currency, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation (the “SICP Guidance”).  On a periodic basis, the Company evaluates its incentive compensation arrangements and related risk management, control, and corporate governance processes to ensure that they (1) do not encourage excessive risk-taking and do not pose a threat to the safety and soundness of the organization and (2) are consistent with the principles described in the SICP Guidance.  A risk assessment overseen by the CNG Committee was performed on all of the Company’s incentive compensation arrangements at the beginning of 2014, and the assessment’s results were reviewed by the CNG Committee in February 2014.

The second objective of our compensation program is to attract, motivate, retain and reward highly qualified and dedicated individuals who will provide the leadership necessary for the Company’s continued success.  The Company’s executives, and particularly the Named Executive Officers, are talented managers and are often presented with employment opportunities at other institutions, including employment opportunities at potentially higher levels of compensation.  The Company does not have employment agreements with any of the Named Executive Officers.  Accordingly, the CNG Committee seeks to achieve this goal by setting base compensation and incentives at competitive but prudent levels and by awarding long-term incentives in the form of stock-based awards to encourage retention and to promote achievement of corporate goals that are meaningful to our stockholders.

The CNG Committee periodically reviews available data with respect to base and total executive compensation levels paid by publicly traded financial institutions with asset bases similar to that of the Company. Taking into account factors such as internal pay equity, experience, tenure, scope of responsibility, market and economic conditions, performance and risk management considerations, the CNG Committee seeks to target total compensation at levels that it believes to be consistent and competitive with the Company’s peers within the banking industry.  The CNG Committee may also elect, however, to increase total compensation in order to attract superior executive talent in critical functions or to provide additional compensation outside of the normal annual review cycle in order to retain key talent.

We combine the compensation elements for each of our Named Executive Officers in a way we believe will maximize the executive’s contribution to the Company without creating unnecessary or excessive risk-taking.  The CNG Committee has not established a policy or target for the allocation between either cash and non-cash or short-term and long-term compensation and instead has opted for the flexibility permitted by the ongoing evaluation of compensation requirements and its options in meeting those requirements.  In addition, the allocation is reviewed annually to mitigate any potential unnecessary or excessive risk-taking.  The CNG Committee reviews and considers information and data provided by either consultants or management (which is often based on information previously provided by McLagan), including compensation information publicly disclosed in proxy statements filed with the SEC, peer group data and surveys and databases to which the Company subscribes, to determine the appropriate level and mix of base compensation, performance-based pay and other elements of compensation.

Role of Named Executive Officers in Determining or Recommending Executive Compensation

The CNG Committee generally requests that the Chief Executive Officer and other executives be present at its meetings to discuss executive compensation. Individuals in attendance may provide their insights and suggestions, but only CNG Committee members may vote on decisions regarding executive compensation. In particular, the Chief Executive Officer provides input regarding the performance of the other executive officers, including the Named Executive Officers, and makes recommendations to the CNG Committee regarding the amount and form of compensation for the other executive officers. The CNG Committee discusses the Chief Executive Officer’s compensation with him, but final deliberations and all votes regarding the Chief Executive Officer’s compensation are made in executive session without the Chief Executive Officer present. Based on its discussions and input from the Chief Executive Officer, as well as on input from and discussions with other persons and advisors as it deems appropriate, including other members of the Board, the CNG Committee evaluates and determines the amount and form of compensation for the Chief Executive Officer and the other executive officers.

Review of Executive Compensation Program; Role of Compensation Consultants

The CNG Committee historically has not regularly used an outside compensation consultant.  In the latter part of 2011, the CNG Committee engaged McLagan to conduct a competitive review of the Company’s executive compensation program and to assist the CNG Committee in determining and approving executive compensation for 2012.  In particular, the CNG Committee engaged McLagan to: (i) review existing compensation programs; (ii) provide market benchmark information pertaining to both cash and noncash compensation for executives and directors; (iii) provide recommendations and guidance to the CNG Committee to support its oversight of compensation programs; and (iv) on an as-needed basis, provide other advice, consultation and education, including guidance relative to evolving compensation-related regulatory requirements and industry best practices.

In connection with McLagan’s review, McLagan and the Board established a custom peer group. The peer group, which was chosen based upon relevant factors such as geography, asset size, profitability and credit quality, consisted of 20 publicly traded financial institutions ranging in total assets from approximately $1 billion to $5 billion and headquartered in Colorado, California, Oklahoma, Oregon, Texas and Washington. McLagan’s review included data on salary, cash compensation (i.e., salary and annual cash incentives), direct compensation (i.e., cash compensation and all forms of equity compensation) and total compensation (i.e., direct compensation and all other forms of compensation). The peer group data was the primary data source used in evaluating competitive market levels for the executive officers but was supplemented with banking industry survey data. McLagan also provided a report that illustrated various annual and long-term incentive plan structures and suggestions for employees, including for the Named Executive Officers. McLagan’s review was also provided to Mr. Taylor for his use in developing 2012 and 2013 compensation recommendations to the CNG Committee regarding the other executive officers, including the Named Executive Officers. In addition, as part of its engagement by the CNG Committee McLagan reviewed the Company’s Cash Incentive Plan and Stock Incentive Plan to ensure that the plans were market competitive and compliant with the SICP Guidance, provided guidance and assistance in conducting a risk assessment of the Company’s incentive compensation plans and provided best practice information.

For 2012 and 2013, and so that the information which it considered in making its compensation decisions was as appropriate and up-to-date as possible, the CNG Committee, with the assistance of management, updated the compensation data with respect to the custom peer group previously established by McLagan and the Board.

Components of Compensation

The key components of our executive compensation program are a base salary, an annual cash bonus opportunity under the Cash Incentive Plan and grants of time-based and performance-based restricted stock under the Stock Incentive Plan.  Our executives and Named Executive Officers can defer a portion of their base salaries through our tax-qualified 401(k) plan.  In addition, we provide change-in-control severance protection to our Named Executive Officers through our Change in Control Severance Plan.  We also generally provide certain perquisites to our Named Executive Officers such as a car allowance, parking, a cell phone allowance and long-term disability insurance.  At least annually, the CNG Committee reviews tally sheets containing all components of compensation payable to the Chief Executive Officer and the other Named Executive Officers.  The review addresses both current compensation and long-term and incentive compensation to ensure that the compensation program is meeting the objectives of the Company’s compensation philosophy.

Base Salary. The CNG Committee reviews the base salary of the Chief Executive Officer and the other Named Executive Officers. The CNG Committee does not tie its base salary decisions to any particular formulas, measurements or criteria, but members take into account the Company’s performance, internal equity pay, individual executive performance and compensation levels paid by our peer group, as well as economic and other market conditions in the Company’s market area.

Chief Executive Officer Compensation.  In setting Mr. Taylor’s compensation, the CNG Committee and the independent directors of the Board reviewed and evaluated Mr. Taylor’s performance and compensation in executive session. Based upon such evaluation, they determined to increase Mr. Taylor’s base salary from $400,000 to $440,000 and to retain his 2012 target award level of 50% of annual base salary under the Cash Incentive Plan.  In addition, the CNG Committee granted restricted stock awards to Mr. Taylor whereby the number of restricted shares awarded was based on 50% of Mr. Taylor’s annual base salary.  As a member of management, Mr. Taylor does not receive any additional compensation for serving as a director of the Company.

Base Salary — Other Named Executive Officers.  Based upon Mr. Taylor’s recommendations and the Company’s performance, the CNG Committee determined that 2013 base salaries for the other Named Executive Officers would increase as well as reflected in the Summary Compensation Table below.

Annual Cash Incentive Compensation.  The Company’s Cash Incentive Plan provides our Named Executive Officers (other than Mr. Noesen, who participates in the Production Incentive Plan as discussed below) with the opportunity to earn annual cash bonuses based on the achievement of pre-established quantitative and qualitative performance measures.  Quantitative performance measures available under the Cash Incentive Plan include, among other measures: net income; return on average assets (“ROA”); cash ROA; loan growth; asset quality ratios; return on average equity (“ROE”); cash ROE; earnings per share (“EPS”); cash EPS; stock price; efficiency ratio; improvement in noninterest income; reduction in noninterest expense; and book value per share.  Each quantitative performance measure operates independently in that it is possible for one measure to generate an award while another measure does not.  Likewise, each quantitative performance measure is individually weighted in that one measure may be counted more heavily in calculating awards than another measure.

Qualitative performance measures available under the Cash Incentive Plan include, among other measures: the execution of strategic goals; the quality of the Company’s regulatory relationships; credit-related goals; expense management goals; overall adherence to the Company’s enterprise risk management program (which covers but is not limited to the management of credit and underwriting risk, compliance and legal risk, operational and transaction risk, interest rate risk and reputation risk); individual contributions to the Company’s performance; and other qualitative measures tied to current or future Company performance.  Unlike the quantitative performance measures, the qualitative performance measures operate together and are not individually weighted.  The CNG Committee has the discretion to increase or decrease awards earned on the basis of the quantitative performance measures based on its subjective evaluation of the achievement of qualitative performance measures.  A participant’s achievement of qualitative performance measures may result in awards even if quantitative performance measures are not achieved at the threshold level, and this achievement may entitle the participant to an award above that to which he or she would have otherwise been entitled to upon attainment of the maximum performance level.  Conversely, the failure to achieve qualitative performance measures may result in an executive receiving no award, or an award less than that to which he or she would have otherwise been entitled, even if quantitative performance measures are achieved at or above the threshold level.

Instead of simply relying on formulas, the CNG Committee uses judgment and discretion in granting awards under the Cash Incentive Plan and generally takes into account the overall business and economic environment, the Company’s overall performance, budgetary considerations, each participant’s performance in relation to the goals set for him or her, competitive factors within the financial industry and the need to retain key executives. Not all Named Executive Officers will necessarily receive a bonus and those that do will not necessarily receive the same amount. Additional amounts may be paid as bonuses to participants who are deemed by the CNG Committee to have achieved superior performance during the fiscal year. The Cash Incentive Plan is designed to be self-funding for each performance period.

For 2013, the CNG Committee determined that the following quantitative performance measures, qualitative performance measures and award levels would be used for purposes of determining awards under the Cash Incentive Plan.  Award levels are expressed as a percentage of base salary.

Quantitative Performance Measures.  For 2013, the following quantitative performance measures and related thresholds and targets, along with the respective weights of each performance measure, were as follows (the payout percentage level with respect to each performance measure is calculated by mathematical interpolation (on a continuous scale) between the performance threshold (0% payout level) and 105% of the target (100% payout level)):

		Performance Threshold (85% of Target)	105% of Target
Weight	Performance Measure	(0% Payout Level)	(100% Payout Level)
		(dollars in thousands)
40%	Budgeted Net Income (excluding securities gains and losses)	$11,171	$13,799
15%	Classified Assets/Capital & ALLL	22.1%	18.2%
15%	Loan Growth	$76,565	$94,581
15%	Core Noninterest Expense Reduction (excluding OREO write-downs and prepayment penalty on trust preferred securities)	$1,366	$1,650
15%	Core Noninterest Income Growth (excluding securities gains and losses)	$1,935	$2,391

The following table shows the award levels that were established for 2013:

Award Levels
Executive Officer	Achievement of Performance Threshold	Achievement of Performance Target	Exceeded Performance Target

Chief Executive Officer	0% of Base Salary	50% of Base Salary	Committee Discretion
Other Named Executive Officers	0% of Base Salary	40% of Base Salary	Chief Executive Officer / Committee Discretion

For 2013, the “Budgeted Net Income” performance measure exceeded 105% of target, resulting in achievement at the 100% payout level (i.e., the full 40% weighting was attained), the “Classified Assets/Capital & ALLL” performance measure exceeded 105% of target, resulting in achievement at the 100% payout level (i.e., the full 15% weighting was attained), the “Loan Growth” performance measure exceeded 105% of target, resulting in achievement at the 100% payout level (i.e., the full 15% weighting was attained), the “Core Noninterest Expense Reduction” performance measure was achieved at 89.9% of target, resulting in a 24.8% payout level (i.e., a partial 4% weighting was attained) and the “Core Noninterest Income Growth” performance measure exceeded 105% of target, resulting in achievement at the 100% payout level (i.e., the full 15% weighting was attained).  On an aggregate weighted basis, an 89% payout level was achieved with respect to all of the quantitative performance measures.  If the payout level were not capped at 100% for individual performance measures, the aggregate weighted payout level would have been 141%.

Qualitative Performance Measures.  The following qualitative performance measures were used for 2013:

(1)         Execution of strategic goals;

(2)         Quality of regulatory relationships;

(3)         Overall adherence to enterprise risk management (including, but not limited to, credit and underwriting risk, compliance and legal risk, operational and transaction risk, interest rate risk and reputation risk); and

(4)         Individual contributions to the Company’s performance.

The CNG Committee evaluated and considered each of the above qualitative measures in awarding bonuses under the Cash Incentive Plan for 2013. With respect to each of the Named Executive Officers other than Mr. Taylor, the CNG Committee considered Mr. Taylor’s input regarding the individual’s contributions to the Company’s performance.  In addition, the CNG Committee took into account Mr. Taylor’s recommendations as to the aggregate amount of bonus to be awarded to each such Named Executive Officer under the Cash Incentive Plan for 2013.

After evaluating the various quantitative and qualitative performance measures against 2013 performance, and utilizing its discretion to increase or decrease awards earned on the basis of the qualitative performance measures based on its evaluation, the CNG Committee awarded the following cash awards to the Named Executive Officers pursuant to the Cash Incentive Plan: $340,500 to Mr. Taylor, $195,100 to Mr. Hobbs, $167,600 to Ms. Goss and $154,400 to Mr. Treece. Mr. Noesen was awarded $116,200 pursuant to the Production Incentive Plan, which covers certain employees responsible for commercial or retail production for the Company.  Performance measures under the Production Incentive Plan are based on quantitative and qualitative performance measures that generally relate to individual performance.  In its evaluation and in making its determination of payout levels the CNG Committee considered the achievement of the various qualitative performance measures for 2013, including the amount by which the quantitative performance measures that had exceeded target had done so compared to the amount by which the single performance measure that had fallen short of target had done so; the fact that the Company’s performance was increasing relative to its peer group due to management’s efforts; and the Named Executive Officers’ strong performance with respect to all qualitative performance measures.  As such, the CNG Committee determined to increase the awards for each of the Named Executive Officers who participated in the Cash Incentive Plan from the 89% payout level achieved under the quantitative performance measures to an aggregate 125% payout level.  In light of the strength of the various performance metrics and the increasingly competitive market for executive banking talent in the state of Colorado, retention of the Named Executive Officers was another important consideration for the CNG Committee in making its determinations with respect to awards granted under the Cash Incentive Plan.  As a result, in order to bolster the Company’s ability to retain the services of the Named Executive Officers and to help ensure the Company’s continued strong performance, the CNG Committee determined to increase the Named Executive Officers’ aggregate payout by an amount equal to 35% of the target payout level.  In the aggregate, awards given to Named Executive Officers under the Cash Incentive Plan were equal to approximately 70% of the total base salary paid to the Named Executive Officers (this figure excludes compensation paid to Mr. Noesen, who participated in the Production Incentive Plan).

Stock-Based Awards. In addition to cash compensation, our Named Executive Officers are eligible to receive stock-based awards pursuant to the Stock Incentive Plan.  The CNG Committee has the discretion to grant such awards both via its own determination and pursuant to the Chief Executive Officer’s recommendation (in the latter case, with respect to grants to Named Executive Officers other than the Chief Executive Officer).  Consistent with the Company’s compensation philosophy of awarding long-term equity incentives, in 2010 the CNG Committee updated its long-term stock award program for the Named Executive Officers and other executive officers. The objective of the program is to create performance and retention incentives for our executive officers through regular grants of performance-based and time-based awards that generally incorporate a vesting period of three years.  These grants typically occur during the first quarter concurrent with the formal annual evaluation of the executives’ total compensation.  Grants may also coincide with hirings, promotions or the vesting of a previous grant and may also be used to recruit new talent or to retain talent already in place.  Note that all share figures discussed and reflected herein and throughout this Proxy Statement reflect the Company’s 1-for-5 reverse stock split on May 20, 2013.

Our executive officers, including our Named Executive Officers, typically receive an annual award in the first quarter of the year.  In considering the size of the award to be granted, the CNG Committee considers, among other factors, the grantee’s current salary level and expected contributions toward the growth and profitability of the Company and, to the extent available, survey data with respect to grants made to similarly situated executive officers at comparable financial institutions.  The CNG Committee decides whether to approve the grant of equity awards and the terms of any such grants after deliberation in executive session (with respect to grants to the Chief Executive Officer) or after discussion with the Chief Executive Officer (with respect to grants to other Named Executive Officers).

In lieu of granting stock options or other forms of equity incentive compensation, the CNG Committee has historically chosen to grant restricted stock subject to time-based and performance-based vesting conditions as incentive compensation.  The CNG Committee believes that performance-based restricted stock in particular is preferential to than stock options because it more closely ties the incentive pay of executives to the performance of the Company and generally has a less dilutive effect to stockholders than stock option grants.  The value of both time-based and performance-based restricted stock fluctuates directly with changes in the Company’s stock price and, with respect to performance-based restricted stock, the stock only vests to the extent that specific performance targets are achieved.  No vesting occurs, and the granted shares are forfeited, if the minimum performance targets are not achieved, although all granted and outstanding shares vest upon a change in control of the Company.

The CNG Committee has generally set a three-year vesting period, with grants vesting in thirds on each of the first, second and third anniversaries of the commencement of the applicable vesting period.  The recipient of these grants is entitled to receive dividends only with respect to the vested shares but is entitled to vote the underlying shares whether or not the award has vested.

2010 Awards. In 2010 Mr. Taylor received a series of restricted stock awards.  For the first type of award, vesting was contingent on the termination of a regulatory written agreement to which the Company and the Bank were then party (“Written Agreement Stock Awards”).  Upon the termination of the regulatory written agreement in May 2012, these awards converted to time-based awards and were fully vested as of December 31, 2013.

For the second type of award, vesting was based on the Company’s achievement of two equally weighted metrics, average pre-tax return on assets and average pre-tax income (“Financial Performance Stock Awards”).  The target for each metric was determined based on the Company’s goal to achieve a 1.00% weighted average return on average assets over the 2010 to 2012 period.  The amount of any vested shares was determined based upon where the metric’s actual performance fell within a 90% (“threshold level”) to 110% (“maximum level”) range of the performance target (“target level”).  The exact number of vested shares would be determined on a continuous scale by interpolation, with 25% of the targeted shares vesting at the threshold level, 100% of the targeted shares vesting at the target level and 200% percent of the targeted shares vesting at the maximum level.  As with the Written Agreement Stock Awards, the vesting of these awards was also contingent on the termination of the regulatory written agreement.  The Company did not achieve the performance measures as of December 31, 2012, resulting in the expiration of all 25,422 unvested shares granted to Mr. Taylor in 2010.

2011 Awards.  In 2011, Messrs. Taylor, Hobbs and Treece were each granted Written Agreement Stock Awards and Financial Performance Stock Awards similar to the awards previously granted to Mr. Taylor in 2010.  The targeted number of shares awardable pursuant to the combined grants to Mr. Taylor was based on 50% of his then annual base salary, with 25% of the targeted shares allocated to Written Agreement Stock Awards and 75% of the targeted shares allocated to Financial Performance Stock Awards.  The targeted number of shares awardable pursuant to the combined grants to each of Messrs. Hobbs and Treece was determined based on their respective overall compensation packages in 2011 and the comparative level of restricted stock awards granted to other executive officers at the Company, with the number of targeted shares split evenly between Written Agreement Stock Awards and Financial Performance Stock Awards.

In February 2011, Mr. Taylor was granted 5,769 shares of Written Agreement Stock Awards, with the vesting criteria and schedule identical to the Written Agreement Stock Awards granted in 2010.  In July 2011, Mr. Taylor was granted an additional 1,700 shares of Written Agreement Stock Awards in connection with his promotion to Chief Executive Officer.  One third of these awards vested as a result of the termination of the regulatory written agreement in mid-2012 and the vesting of the remaining two-thirds became solely time-based. One half of the remaining awards vested on December 31, 2012 and the other half vested on December 31, 2013.  In August 2011, Messrs. Hobbs and Treece were granted 10,000 shares and 5,000 shares, respectively, of Written Agreement Stock Awards.  One third of each of Messrs. Hobbs’ and Treece’s awards vested on December 31, 2012, one third of the awards vested on December 31, 2013 and the final one third are expected to vest on December 31, 2014.

During 2011, the CNG Committee granted Financial Performance Stock Awards to Messrs. Taylor, Hobbs and Treece which had vesting criteria (i.e., the metrics and weightings) generally similar to those of the awards granted in 2010.  Also like the 2010 awards, the overall vesting of the 2011 awards was contingent on the termination of the regulatory written agreement.  Mr. Taylor was granted 44,819 shares, Mr. Hobbs was granted 20,000 shares and Mr. Treece was granted 10,000 shares of Financial Performance Stock Awards. The Company did not achieve the performance measures as of December 31, 2013, resulting in all of these Financial Performance Stock Awards expiring unvested.

In February 2011, the CNG Committee, based upon the recommendation of the then-Chief Executive Officer, granted 7,000 shares of time-based restricted stock to Ms. Goss, 4,000 shares of time-based restricted stock to Mr. Treece and 5,000 shares of time-based restricted stock to Mr. Noesen.  These grants were primarily made based on the committee’s desire to retain the recipients’ services and were made at a time when Ms. Goss and Messrs. Treece and Noesen were not Named Executive Officers of the Company.  One third of the grants vested on February 8, 2013, one third vested on February 8, 2014 and the remaining one third are expected to vest on February 8, 2015.

2012 Awards.  In February 2012, the CNG Committee granted each Named Executive Officer two sets of stock awards, time-based awards (“Time-Based Stock Awards”) and Financial Performance Stock Awards.  The targeted number of shares awardable pursuant to the combined grants to each Named Executive Officer, except for Mr. Noesen’s targeted number of shares, was based on 50% of the officer’s then-annual base salary and was split evenly between the Time-Based Stock Awards and the Financial Performance Stock Awards. The amount of Mr. Noesen’s grant was based on the committee’s desire to retain his services and was made at a time then Mr. Noesen was not a Named Executive Officer of the Company.

In 2012, the CNG Committee granted the following Time-Based Stock Awards; Mr. Taylor was granted 12,270 shares, Mr. Hobbs was granted 8,435 shares, Ms. Goss was granted 7,515 shares, Mr. Treece was granted 6,901 shares and Mr. Noesen was granted 2,500 shares.  One third of these awards granted to Messrs. Taylor, Hobbs and Treece and Ms. Goss vested on December 31, 2012, one third vested on December 31, 2013 and the remaining one third is expected to vest on December 31, 2014.  One third of Mr. Noesen’s shares vested on February 7, 2013, one third vested on February 7, 2014 and the remaining one third is expected to vest on February 7, 2015.

Subject to certain performance measures of the Company discussed below, vesting of the Financial Performance Stock Awards granted in 2012 is based primarily on a single metric, average return on average assets.  The targets for this metric were determined based on the Company’s financial plan to achieve a 0.80% weighted average return on assets during the 2012 to 2014 period.  The number of shares that ultimately vest will be determined by where the Company’s actual pre-tax average return on average assets during the three years ending December 31, 2014 falls within the defined range between the performance threshold level and the performance target level.  The number of shares that will ultimately vest will be determined on a continuous scale by interpolation, with 25% of the granted shares vesting at the threshold level and 100% of the granted shares vesting at the target level, which was also the maximum level.  Vesting of these awards is also subject to the Company maintaining an average monthly ratio of classified assets to Tier 1 capital plus allowance for loan losses of no more than 45% during the three year period ending December 31, 2014, at which time the awards will expire.

With respect to the Financial Performance Stock Awards granted in 2012, Mr. Taylor has an opportunity to earn 3,067 shares at the threshold level and 12,270 shares at the target level, Mr. Hobbs has an opportunity to earn 2,109 shares at the threshold level and 8,435 shares at the target level, Ms. Goss has an opportunity to earn 1,879 shares at the threshold level and 7,515 shares at the target level, Mr. Treece has an opportunity to earn 1,725 shares at the threshold level and 6,901 shares at the target level and Mr. Noesen has an opportunity to earn 625 shares at the threshold level and 2,500 shares at the target level.  As of the date of this Proxy Statement the CNG Committee had determined that the performance metric on which these Financial Performance Stock Awards are based is not probable to be met and thus the awards are likely to expire unvested as of December 31, 2014.

The following table presents the performance metric, targets and achievement levels for the Financial Performance Stock Awards granted in 2012:

	Performance Targets		% of Granted Shares Vested
Metric	Threshold	Target	Threshold	Target
2012 — 14 Average Return on Average Assets(1)	0.72%	0.80%	25%	100%

(1)                                 For purposes of determining Return on Average Assets, actual pre-tax income each year is tax effected at a normalized tax rate of 35% irrespective of the actual tax rate each year.

2013 Awards.  In February 2013, the CNG Committee granted each Named Executive Officer three sets of stock awards, time-based awards with cliff vesting (“Retention Stock Awards”), Time-Based Stock Awards and Financial Performance Stock Awards.  The targeted number of shares awardable pursuant to the combined grants to each Named Executive Officer with respect to the Time-Based Stock Awards and Financial Performance Stock Awards was based on 50% of the officer’s then- annual base salary, except for Mr. Noesen’s targeted number of shares, and was split evenly between the Time-Based Stock Awards and the Financial Performance Stock Awards. The amount of Mr. Noesen’s grant was based on the committee’s desire to retain his services and was made at a time then Mr. Noesen was not a Named Executive Officer of the Company.

As a result of increased competition for executive talent in the Colorado market, momentum that management had created at the Company over the preceding year (and that could make those individuals more attractive targets for the Company’s competitors) and a desire to retain the services and talent of the Company’s management, the CNG Committee made an additional grant of restricted stock to our Named Executive Officers and certain other members of management in February 2013.  In order to bolster the Company’s position in retaining management’s services for the future, the Retention Stock Awards are subject to cliff vesting and are expected to vest in their entirety on February 5, 2016.  With respect to these awards, Mr. Taylor was granted 15,000 shares, Mr. Hobbs was granted 10,000 shares and Ms. Goss and Messrs. Treece and Noesen were each granted 5,000 shares.

With respect to the Time-Based Stock Awards, Mr. Taylor was granted 10,891 shares, Mr. Hobbs was granted 7,425 shares, Ms. Goss was granted 6,312 shares, Mr. Treece was granted 5,816 shares and Mr. Noesen was granted 2,500 shares.  One third of these awards granted to each of the Named Executive Officers except Mr. Noesen vested on December 31, 2013 and one half of the remaining awards are expected to vest on each of December 31, 2014 and December 31, 2015, respectively.  Of Mr. Noesen’s awards, one third of the awards vested on February 7, 2014 and one half of the remaining awards are expected to vest on each of February 7, 2015 and February 7, 2016.

Vesting of these Financial Performance Stock Awards is similar to that of the Financial Performance Stock Awards granted in 2012 and is based on the Company’s average return on average assets, although unlike the Financial Performance Stock Awards granted in 2012 vesting is not contingent on the Bank maintaining an average monthly ratio of classified assets to Tier 1 capital plus allowance for loan losses of no more than 45%. The threshold level and target level are reflected in the table below, and the awards have an expiration date of December 31, 2015.

With respect to these Financial Performance Stock Awards, Mr. Taylor has an opportunity to earn 2,723 shares at the threshold level and 10,891 shares at the target level, Mr. Hobbs has an opportunity to earn 1,857 shares at the threshold level and 7,428 shares at the target level, Ms. Goss has an opportunity to earn 1,578 shares at the threshold level and 6,313 shares at the target level, Mr. Treece has an opportunity to earn 1,455 shares at the threshold level and 5,820 shares at the target level and Mr. Noesen has an opportunity to earn 625 shares at the threshold level and 2,501 shares at the target level.

The following table presents the performance metric, targets and achievement levels for the Financial Performance Stock Awards granted in 2013:

	Performance Targets		% of Granted Shares Vested
Metric	Threshold	Target	Threshold	Target
2013 — 15 Average Return on Average Assets	0.75%	0.83%	25%	100%

401(k) Plan.  The Company’s 401(k) plan allows participants to defer a portion of their base salaries, and the Company may provide a matching contribution to their deferrals.  In 2013, the Company provided a matching contribution equal to 50% of each dollar contributed by a participant to the 401(k) plan, up to a maximum of six percent (6%) of the participant’s base salary, subject to IRS limitations.  In other words, in 2013, the Company matched up to a maximum of 3% of a participant’s base salary, subject to IRS limitations.

Change in Control Protection.  The Company’s Change in Control Severance Plan (the “CIC Plan”) provides for severance compensation for each of our Named Executive Officers and certain other officers of the Company in the event of the officer’s involuntary termination without “cause” or a voluntary termination by the officer for “good reason” within two years following a change in control.  The purpose of the plan is to assist in recruiting, to encourage retention and to minimize the uncertainty and distraction caused by a potential acquisition and to allow management to focus on performance by providing transition assistance if there is a change in control.  In addition, the CIC Plan is intended to align executive and stockholder interests by enabling management to consider corporate transactions that are in the best interests of the Company and its stockholders without undue concern over whether a transaction may jeopardize their own employment.

The Company believes that change in control arrangements should compensate executives who are displaced by a change in control and should not serve as an incentive to increase an executive’s personal wealth. Therefore, the CIC Plan is a “double-trigger” plan- i.e., it requires that there be both a change in control and an involuntary termination without “cause” or a voluntary termination for “good reason” before an individual covered by the plan is entitled to any compensation.  The double-trigger ensures that the Company will become obligated to make payments under the CIC plan only if the executive is actually or constructively discharged as a result of the change in control.  For more information on the CIC Plan, see “Payments on Termination or Change of Control” below.

Section 162(m) Deductibility

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company’s ability to deduct compensation to its executive officers may be limited to the extent that total compensation paid to the Chief Executive Officer or to any of the other three most highly compensated executive officers (other than the Chief Financial Officer) exceeds $1 million in any one tax year.  The deduction limit does not apply to payments that qualify as “performance-based compensation” and satisfy certain requirements, including prior stockholder approval of the material terms of the performance goals pursuant to which the payments are to be made.  Regulations under Section 162(m) provide that restricted stock and restricted stock awards (other than qualifying performance-based stock and performance-based stock awards) may not be exempt from “compensation” if an executive officer’s aggregate compensation would exceed the $1 million limit.  Generally, it is the intent of the CNG Committee to structure the Company’s cash and stock-based compensation programs so that compensation payments and stock-based awards are tax deductible. However, the CNG Committee reserves the right, and has the discretion, to make payments or stock-based awards that are not tax deductible.

Summary Compensation Table

The following table sets forth certain summary information concerning compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company who were serving as executive officers at the end of 2013 (collectively, the “Named Executive Officers”).

Summary Compensation Table for the Last Three Fiscal Years

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Paul W. Taylor	2013	440,000	—	371,500	340,500	26,458	1,178,458
President and Chief Executive Officer	2012	400,000	—	200,001	200,000	28,476	828,477
	2011	366,667	—	200,001	200,000	26,018	792,686

Michael B. Hobbs	2013	300,000	—	251,000	195,100	22,928	769,028
President, Guaranty Bank and	2012	275,000	—	137,500	110,000	22,264	544,764
Trust Company	2011	117,756	—	126,000	100,000	8,521	352,277

Cathy P. Goss	2013	255,000	—	178,000	167,600	22,863	623,463
Executive Vice President and	2012	245,000	—	122,501	98,000	21,996	487,497
Chief Credit Officer	2011	221,250	—	45,500	80,000	9,016	355,766

Christopher G. Treece	2013	235,000	—	168,000	154,400	22,270	579,670
Executive Vice President,	2012	225,000	—	112,499	90,000	21,511	449,010
Chief Financial Officer and Secretary	2011	196,901	—	89,000	75,000	12,568	373,469

Michael J. Noesen	2013	195,000	—	101,010	116,200	6,570	418,780
Executive Vice President,	2012	187,500	—	40,750	85,000	5,849	319,099
Business Banking	2011	185,000	—	32,500	70,000	4,000	291,500

(1)                                 Through May 2, 2011, Mr. Taylor served as the Company’s Executive Vice President, Chief Financial and Operating Officer and Secretary. Mr. Taylor was appointed as the Company’s President and Chief Executive Officer as of May 3, 2011.  Mr. Hobbs jointed the Company on July 27, 2011.  Ms. Goss was promoted to this executive position as of November 18, 2011. Mr. Treece was appointed to his current position as of July 6, 2011, and Mr. Noesen was appointed to his current position as of January 1, 2011.

(2)                                 Represents the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718, using the valuation assumptions described in the “Notes to the Consolidated Financial Statements” section of the Company’s Annual Report on Form 10-K, as filed with the SEC on February 19, 2014. For performance-based awards, the grant date value is reported based upon the probable outcome of the performance conditions. For 2011, 22,409, 10,000 and 5,000 shares of performance-based awards granted to Messrs. Taylor, Hobbs and Treece, respectively, were excluded from the amount reported above because they were not expected to vest as of the grant date since they represented awards for exceeding the targeted performance conditions.  Assuming the achievement of the maximum level of performance conditions with respect to these awards, the aggregate grant date values of the stock awards reportable in the above table for 2011 would be $350,000 for Mr. Taylor, $189,000 for Mr. Hobbs and $120,500 for Mr. Treece.

(3)                                 Reflects payments made under the Company’s Cash Incentive Plan. Please refer to the “Annual Cash Incentive Compensation” subsection above for a discussion of the performance targets and other criteria regarding the cash incentive awards for 2013.

(4)                                 The following table sets forth the components of all other compensation reported above for the Named Executive Officers in 2013.

2013 All Other Compensation

Name	Perquisites / Personal Benefits ($) (a)	Company Contributions to 401(k) Plan ($)	Total ($)

Paul W. Taylor(1)	$21,358	$5,100	$26,458

Michael B. Hobbs(2)	$15,278	$7,650	$22,928

Cathy P. Goss(3)	$15,238	$7,625	$22,863

Christopher G. Treece(4)	$15,245	$7,025	$22,270

Michael J. Noesen(5)	$720	$5,850	$6,570

(1)                                 Amount reflected under “Perquisites / Personal Benefits” includes an $18,000 car allowance, $2,100 for parking, a $720 cellphone allowance and payment of insurance premiums of $538.

(2)                                 Amount reflected under “Perquisites / Personal Benefits” includes a $12,000 car allowance, $2,020 for parking, a $720 cellphone allowance and payment of insurance premiums of $538.

(3)                                 Amount reflected under “Perquisites / Personal Benefits” includes a $12,000 car allowance, $1,980 for parking, a $720 cellphone allowance and payment of insurance premiums of $538.

(4)                                 Amount reflected under “Perquisites / Personal Benefits” includes a $12,000 car allowance, $2,020 for parking, a $720 cellphone allowance and payment of insurance premiums of $505.

(5)                                 Amount reflected under “Perquisites / Personal Benefits” includes a $720 cellphone allowance.

Grants of Plan-Based Awards

The following table provides information concerning non-equity awards for 2013 paid to our Named Executive Officers in February 2014 pursuant to the Cash Incentive Plan (other than the award paid to Mr. Noesen, which was paid pursuant to the Production Incentive Plan).  The table also provides each grant of an equity award made to a Named Executive Officer in 2013 pursuant to the Stock Incentive Plan:

	Grant date	Opportunity under annual non- equity incentive plan(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of	Grant date fair value of stock
Name	of stock awards	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	stock (#)(3)	awards ($)(4)

Paul W. Taylor	—	—	220,000	340,500	—	—	—	—	—
	2/5/2013	—	—	—	—	—	—	10,891	110,000
	2/5/2013	—	—	—	2,723	10,891	10,891	—	110,000
	2/5/2013	—	—	—	—	—	—	15,000	151,500

Michael B. Hobbs	—	—	120,000	195,100	—	—	—	—	—
	2/5/2013	—	—	—	—	—	—	7,425	74,985
	2/5/2013	—	—	—	1,857	7,428	7,428	—	75,015
	2/5/2013	—	—	—	—	—	—	10,000	101,000

Cathy P. Goss	—	—	102,000	167,600	—	—	—	—	—
	2/5/2013	—	—	—	—	—	—	6,312	63,745
	2/5/2013	—	—	—	1,578	6,313	6,313	—	63,755
	2/5/2013	—	—	—	—	—	—	5,000	50,500

Christopher G. Treece	—	—	94,000	154,400	—	—	—	—	—
	2/5/2013	—	—	—	—	—	—	5,816	58,730
	2/5/2013	—	—	—	1,455	5,820	5,820	—	58,770
	2/5/2013	—	—	—	—	—	—	5,000	50,500

Michael J. Noesen	—	—	78,000	116,200	—	—	—	—	—
	2/5/2013	—	—	—	—	—	—	2,500	25,250
	2/5/2013	—	—	—	625	2,501	2,501	—	25,260
	2/5/2013	—	—	—	—	—	—	5,000	50,500

(1)          Please refer to the “Annual Cash Incentive Compensation” subsection above for a discussion of the Cash Incentive Plan and the performance measures on which awards granted pursuant to it are based.

(2)          The “Estimated Future Payouts under Equity Incentive Plan Awards” columns represent the minimum, target and maximum number of shares of voting common stock to which the recipient could be entitled for satisfaction of the respective performance measures to which each award is subject.  Please refer to the “Stock-Based Awards” subsection above for a discussion of the vesting, the applicability of dividends and other terms regarding these time-based awards.

(3)          This column represents shares of restricted stock that vest in equal installments over three years.  Please refer to the “Stock-Based Awards” subsection above for additional discussion of the vesting, the applicability of dividends and other terms regarding these time-based awards.

(4)          This column represents that grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards

The following table contains information concerning the equity incentive plan awards for each named executive officer as of December 31, 2013:

2013 Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
		Time-Based Equity Incentive Plan Awards:		Performance-Based Equity Incentive Plan Awards:
Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($) (2)	Number of Unearned Shares (Unvested) (#) (3)	Market Value of Unearned Shares (Unvested) ($) (2)

Paul W. Taylor	2/7/2012	4,090	57,465	—	—
	2/7/2012	—	—	3,067	43,091
	2/5/2013	15,000	210,750	—	—
	2/5/2013	7,261	102,017	—	—
	2/5/2013	—	—	2,723	38,258

Michael B. Hobbs	8/8/2011	3,333	46,829	—	—
	2/7/2012	2,811	39,495	—	—
	2/7/2012	—	—	2,109	29,631
	2/5/2013	10,000	140,500	—	—
	2/5/2013	4,950	69,548	—	—
	2/5/2013	—	—	1,857	26,091

Cathy P. Goss	2/8/2011	4,666	65,557	—	—
	2/7/2012	2,505	35,195	—	—
	2/7/2012	—	—	1,879	26,400
	2/5/2013	5,000	70,250	—	—
	2/5/2013	4,208	59,122	—	—
	2/5/2013	—	—	1,578	22,171

Christopher G. Treece	2/8/2011	2,666	37,457	—	—
	8/8/2011	1,666	23,407	—	—
	2/7/2012	2,300	32,315	—	—
	2/7/2012	—	—	1,725	24,236
	2/5/2013	5,000	70,250	—	—
	2/5/2013	3,877	54,472	—	—
	2/5/2013	—	—	1,455	20,443

Michael J. Noesen	2/8/2011	3,333	46,829	—	—
	2/7/2012	1,666	23,407	—	—
	2/7/2012	—	—	625	8,781
	2/5/2013	5,000	70,250	—	—
	2/5/2013	2,500	35,125	—	—
	2/5/2013	—	—	625	8,781

(1)                                Please refer to the “Stock-Based Awards” subsection above for a discussion of the vesting, the applicability of dividends and other terms regarding these time-based awards.

(2)                                 Market value is determined using the December 31, 2013 closing price of the Company’s voting common stock of $14.05 per share.

(3)                                 Represents shares of performance-based restricted stock at the threshold performance level.  Please refer to the “Stock-Based Awards” subsection above for a discussion of the performance targets, vesting, the applicability of dividends and other terms regarding these performance-based awards.

Stock Vested

The following table contains information concerning each vesting of restricted stock during the fiscal year ended December 31, 2013 for each Named Executive Officer:

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)

Paul W. Taylor	14,447	202,980

Michael B. Hobbs	8,620	121,111

Cathy P. Goss	9,609	123,911

Christopher G. Treece	8,574	114,249

Michael J. Noesen	4,167	47,443

Potential Payments on Termination or Change in Control

Change in Control Severance Plan.  The Company has a change in control severance plan, the CIC Plan, in which each of the Named Executive Officers is a participant.

The CIC Plan is a “double trigger” program, meaning payments are made only if the employee is involuntarily terminated “without cause” or voluntarily resigns for “good reason” within the two years following a change in control.  Under those circumstances, the Company will (i) provide or pay, as the case may be, the participant (A) his or her accrued base salary and benefits through termination, plus his or her pro rata target annual bonus for the year in which the participant is terminated, and (B) a designated multiple of the participant’s annual compensation (annual base salary plus the average annual bonus for the two most recent years) and (ii) provide the participant and his or her dependents with medical, dental and vision coverage for the lesser of the number of years corresponding to the participant’s severance multiple or through the date the participant ceases to be eligible for COBRA, unless the participant obtains other health coverage.  If a participant is subject to any excise tax imposed under Code Section 4999 by reason of a change in control, then the Company will pay to the participant an amount as specified in the CIC Plan, subject to a potential severance cutback (i.e., if the amounts payable to the participant do not exceed 110% of the greatest amount that could be paid to him without triggering the excise tax, then the amount payable will be reduced to that amount).  In consideration for the severance, a participant will be subject to a non-solicitation covenant following any termination of his or her employment for the number of years corresponding to the participant’s severance multiple. In addition, any participant with a severance multiple greater than two will be subject to a non-competition covenant for two years following any termination of his or her employment. Mr. Taylor has a severance multiple of three, Messrs. Hobbs and Treece and Ms. Goss each have a severance multiple of two and Mr. Noesen has a severance multiple of one.  The CIC Plan is administered by the CNG Committee.  Under the CIC Plan:

•                  a “Change in Control” generally means (1) a change in the majority control of the Company; (2) a change in the majority (versus two-thirds under the Stock Incentive Plan) control of the Company’s Board of Directors; or (3) the consummation of certain business combinations, including a reorganization, merger or consolidation, or the sale of all or substantially all of the assets of the Company, if the Company’s stockholders do not hold at least 55% (versus 70% under the Stock Incentive Plan) of the combined voting power of the resulting company and the existing directors do not constitute at least half (versus two-thirds under the Stock Incentive Plan) of the board of directors of the resulting company.

•                  “Good Reason” generally means (1) the executive is assigned duties inconsistent with his position and present responsibilities; (2) the executive’s base salary is reduced or benefits are significantly reduced; (3) the executive is terminated other than for “cause”; or (4) the executive is required to be based more than 30 miles from the location of his place of employment immediately before the Change in Control, except for normal business travel in connection with his duties with the Company. Isolated, insubstantial and inadvertent actions, taken in good faith and fully corrected by the Company before the date of termination generally do not constitute “good reason”.

•                  “Cause” generally refers to (1) an executive’s intentional, continued failure to perform his duties for reasons other than physical or mental illness; (2) an intentional illegal act or gross misconduct demonstrably injurious to the Company to more than a minimal extent; (3) an intentional act of fraud, embezzlement or theft in connection with the business of the Company; (4) a felony or a misdemeanor involving moral turpitude; or (5) an intentional breach of corporate fiduciary duty involving personal profit.

Stock Incentive Plan.  Under the Stock Incentive Plan, any unvested equity awards fully vest on a change in control.  No termination of employment is required.  The differences between the definition of “Change in Control” under the Stock Incentive Plan and the definition under the CIC Plan are noted above.

Quantification of Potential Payments.   The following table sets forth the potential payments that would have been made to each Named Executive Officer upon a voluntary termination by the Named Executive Officer, an involuntary termination of the Named Executive Officer by the Company, a change in control of the Company, or a termination without “cause” of, or resignation for “good reason” by, the Named Executive Officer after a change in control. The amounts reflected in the table below are based on the assumptions that the Named Executive Officer was terminated on December 31, 2013 and that a change in control occurred as of December 31, 2013, as applicable.

Name	Target Annual Bonus ($)(1)	Severance ($)(1)	Continuation of Medical/ Welfare Benefits ($)(1)	Excise Tax Gross- Up ($)(1)	Acceleration of Unvested Stock Awards ($)(2)	Acceleration of Unvested 401(k)	Total ($)
Paul W. Taylor
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination before Change in Control	—	143,846	—	—	—	—	143,846
Change in control	—	—	—	—	695,644	—	695,644
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	220,000	1,920,000	61,225	1,215,748	695,644	—	4,112,617
Michael B. Hobbs
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination before Change in Control	—	92,308	—	—	—	—	92,308
Change in control	—	—	—	—	519,246	—	519,246
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	120,000	810,000	40,816	521,780	519,246	$11,566	2,023,408
Cathy P. Goss
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination before Change in Control	—	78,462	—	—	—	—	78,462
Change in control	—	—	—	—	424,408	—	424,408
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	102,000	688,000	23,274	442,995	424,408	—	1,680,677
Christopher G. Treece
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination before Change in Control	—	72,308	—	—	—	—	72,308
Change in control	—	—	—	—	396,632	—	396,632
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	94,000	635,000	34,370	430,079	396,632	—	1,590,081
Michael J. Noesen
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination before Change in Control	—	60,000	—	—	—	—	60,000
Change in control	—	—	—	—	245,875	—	245,875
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	78,000	272,500	16,991	—	245,875	—	613,366

(1) The amounts shown in the first four columns of the above table in the “Termination without ‘Cause’ or Resignation for ‘Good Reason’ after Change in Control” row are based on the following assumptions and provisions of the CIC Plan:

• Covered terminations.  The table assumes a termination of employment that is eligible for severance under the terms of the CIC Plan based on the Named Executive Officer’s compensation and benefits at December 31, 2013 and the closing price per share on that date of the Company’s voting common stock of $14.05 per share. Eligible terminations include an involuntary termination for reasons other than “cause”, or a voluntary termination by the Named Executive Officer for “good reason” within two years following the change in control.

•Target annual bonus.  Represents the target annual bonus for 2013. This payment would be a lump sum payment. If the Named Executive Officer were to be terminated at any other time during the year, the target annual bonus would be prorated through the date of termination.

• Cash severance payment.  Represents the amount payable by multiplying the sum of the Named Executive Officer’s base salary and target annual bonus times the Named Executive Officer’s severance multiple.

• Continuation of medical and welfare benefits.  Represents the present value of the CIC Plan’s guarantee for two years (three years for Mr. Taylor and one year for Mr. Noesen) following a covered termination of continued coverage equivalent to the Company’s current active employee medical, dental and vision benefits. The following standard actuarial assumptions were used to calculate each individual’s medical and welfare benefits: a 0.30% discount rate and assumed annual premiums of $18,250 for Messrs. Taylor and Hobbs, $10,451 for Ms. Goss and $15,089 for Messrs. Treece and Noesen.

• Excise tax payment.  Upon a change in control, participants in the CIC Plan may be subject to certain excise taxes under Code Section 4999 of the Internal Revenue Code. Under the CIC Plan, the Company has agreed to reimburse the affected participants for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursements for the excise taxes, subject to a potential 10% severance cutback. The amounts in the table are based on an excise tax rate of 20%, a 39.6% federal income tax rate net of state benefit and a 4.63% state income tax rate plus a 1.45% Medicare tax rate and a surcharge of 0.9%.

(2) Amounts represent unvested restricted stock. On a change in control, all equity awards under the Stock Incentive Plan would fully vest. No termination of employment is required to receive this benefit.

(3) The values provided in the “Involuntary Termination before Change in Control” row assume that (i) the Named Executive Officer met all relevant criteria under the Employee Severance Pay Plan (described above); (ii) the termination occurred on December 31, 2013; and (iii) the executive received the 16-week minimum severance payment. The plan is not available to the executive to the extent he or she is covered by the CIC Plan.

Employee Severance Pay Plan.  This plan generally provides certain benefits to both salaried and hourly part-time and full-time employees (“eligible employees”) whose employment is involuntarily terminated because of permanent layoffs, permanent reductions in force, cutbacks in business, the discontinuance of all or any part of the Company’s operations or the elimination of an eligible employee’s job resulting from a change in the Company’s business needs, operations or organization, whether as a result of a reorganization, acquisition or merger or otherwise.  Benefits provided under the plan include a (i) basic severance benefit in which eligible employees receive compensation equal to one pay period based on, for salaried employees, the employee’s weekly base salary or, for hourly employees, the employee’s hourly wage multiplied by the number of hours that employee is scheduled to work; and (ii) a supplemental severance benefit, which is calculated net of the basic severance benefit.  The supplemental severance benefit provides employees with less than one year of continuous service with four weeks of salary, and employees with one or more year of continuous service with four weeks of salary and one additional week of salary for each full year of service beginning with the first year (with a maximum of 26 weeks of salary).  In addition, the plan provides eligible employees at the senior vice president level with a minimum severance payment of 12 weeks of salary and eligible employees at the executive vice president level with a minimum severance payment of 16 weeks of salary.  This plan is not available to the Named Executive Officers or other executive officers to the extent that they are covered by the CIC Plan.

Generally Available Benefits.  The Company provides limited termination benefits on a non-discriminatory basis to both salaried and hourly employees generally.  These payments and benefits include accrued salary and vacation pay and distributions of previously vested plan balances under the Company’s 401(k) plan.  Under the Company’s 401(k) plan, upon a change in control, any unvested Company contributions would fully vest.

REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE

The CNG Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

SUBMITTED BY THE COMPENSATION,

NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

Albert C. Yates, Chairman

Stephen D. Joyce

Gail H. Klapper

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to (i) assist Board oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s legal, regulatory and compliance matters, (c) the independent auditors’ qualifications and independence and (d) the performance of the independent auditors and the Company’s internal audit function; (ii) decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (iii) prepare this Report. The Board has determined, upon recommendations from the CNG Committee, that each member of the Audit Committee is independent and financially literate and that at least one member, Keith R. Finger, is qualified as an audit committee financial expert, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq.

The Audit Committee operates pursuant to a written charter that was last amended as of February 5, 2013.  A copy of the Audit Committee charter may be obtained on the Company’s website at www.gbnk.com under the section entitled “Corporate Governance”.  As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2013 with management and the independent auditors.  The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.  Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for 2013 be included in its Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Keith R. Finger, Chairman

Edward B. Cordes

Stephen D. Joyce

Stephen G. McConahey

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions Policy

The Company’s Board of Directors adheres to an unwritten policy (the “Policy”) governing the approval of Related-Party Transactions. “Related-Party Transactions” include any transaction, or any amendment or modification to a transaction, involving a director or director nominee, executive officer, a 5% stockholder of the Company or any person known by the Company to be an immediate family member of any of the foregoing individuals that would need to be disclosed under Item 404(a) of Regulation S-K. Such transactions do not include, however, indemnification payments or compensation paid to directors and executive officers for their services as directors and executive officers. The Policy prohibits any Related-Party Transaction unless it is approved or ratified by the CNG Committee in accordance with the Policy. The Company’s Secretary, in consultation with management and outside counsel, analyzes all potential Related-Party Transactions brought to the attention of the Company to determine whether they constitute Related-Party Transactions. If the Secretary determines that a transaction constitutes a Related-Party Transaction, the CNG Committee will then review the transaction to determine whether to approve or ratify it. In making its determination, the CNG Committee considers several factors including, but not limited to, whether the terms of the Related-Party Transaction are fair to the Company; whether the Company has compelling business reasons to enter into the transaction; whether the transaction will impair the independence of an outside director; and whether the transaction presents an improper conflict of interest for any directors or executive officers of the Company. Any member of the CNG Committee having an interest in a transaction under review must abstain from voting on the approval of the Related-Party Transaction, but may, if the CNG Committee chair so requests, participate in the CNG Committee’s discussions of the transaction.

Certain Relationships and Related Party Transactions

Certain directors and executive officers and corporations and other organizations associated with them and members of their immediate families were customers of and had banking transactions, including loans in certain cases, with the Bank in the ordinary course of business in 2013.  These loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with persons not related to the Company.  These transactions did not involve more than the normal risk of collectability or present other unfavorable features.  The Company expects the Bank to have similar banking transactions with such persons in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The Audit Committee has reappointed Crowe Horwath LLP (“Crowe Horwath”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for 2014.  Crowe Horwath has audited the consolidated financial statements of the Company since 2007.

Fees and Services

The following is a description of fees paid or payable by the Company to Crowe Horwath relating to the audit of the Company’s 2013 and 2012 consolidated financial statements and the fees for other professional services billed to the Company for 2013 and 2012:

Audit Fees:  The following table sets forth the audit fees for 2013 and 2012:

Audit Services	2013	2012

Audit of consolidated financial statements	$333,500	$304,680

Review of quarterly financial statements	75,000	90,000

Review of registration statements and issuance of consents	4,000	8,500

Total audit fees	$412,500	$403,180

Audit-Related Fees:  The aggregate audit-related fees billed to the Company by Crowe Horwath during the year ended December 31, 2013 totaled $53,945, which included fees for audit-related services regarding SEC filings and correspondence.  No audit-related fees were billed to the Company in 2012.

Tax Fees:  The aggregate tax fees billed to the Company by Crowe Horwath for the year ended December 31, 2013 totaled $46,025, which included fees for the preparation of the Company’s 2012 tax returns and other tax compliance matters.  The aggregate tax fees billed to the Company by Crowe Horwath for the year ended December 31, 2012 totaled $43,700, which included fees for the preparation of the Company’s 2011 tax returns and other tax compliance matters.

All Other Fees:  No other fees were billed to the Company for the years ended December 31, 2013 and 2012.

Pre-Approval Policies and Procedures:  The Audit Committee charter requires that the Audit Committee either pre-approve all audit, audit-related, tax and other services performed by the independent auditor or that it adopt appropriate procedures to pre-approve such services.  In 2013 and 2012, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed for the Company by its independent registered public accountant.  In approving any non-audit services, the Audit Committee considers whether the provision of the services would be compatible with the maintenance of its independent registered public accountant’s independence.  The Audit Committee has delegated to its Chair the authority to pre-approve any audit or non-audit services to be performed by the independent auditor, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers as well as persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership of, and transactions in, the Company’s equity securities with the SEC.  Such persons are required to furnish the Company with copies of all Section 16(a) reports that they file.  Based solely on a review of the copies of such reports received by the Company, and on written representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that none of its directors, executive officers and 10% stockholders failed to file on a timely basis reports required by Section 16(a) during 2013, except that a late Form 4 was filed for Dr. Yates relating to approximately 17 shares purchased on August 30, 2013 through a dividend reinvestment arrangement provided by his broker and a Form 5 was filed in early 2014 for Ms. Goss relating to approximately 25 shares acquired in three separate transactions in 2013 pursuant to a dividend reinvestment arrangement provided by her broker.

OTHER BUSINESS

Except as set forth herein, management has no knowledge of any other business to come before the Meeting.  If, however, any other matters of which management is now unaware properly come before this Meeting, it is the intention of the persons named in the proxy card to vote on the Proposals set forth in the proxy card in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy card.

Stockholder Proposals and Director Nominations — 2015 Annual Meeting

Business must be properly brought before an annual meeting in order to be considered by stockholders.  To be considered for inclusion in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders, a stockholder proposal must be received by the Company’s Secretary at the address indicated below no later than November 22, 2014 and must satisfy the requirements of Rule 14a-8 of Regulation 14A of the SEC proxy rules.  Any stockholder proposal submitted for inclusion in the Company’s proxy materials will be subject to the rules and regulations of the SEC concerning stockholder proposals.

With respect to any stockholder proposal to be submitted for the 2015 Annual Meeting of Stockholders, but not included in the Company’s proxy statement, the Company’s Bylaws require that the proposal must be delivered to the Company’s Secretary at the address indicated below no earlier than January 6, 2015 and no later than February 5, 2015 and must satisfy the requirements under Section 10 of Article I of the Company’s Bylaws.

Pursuant to Section 10 of Article I of the Company’s Bylaws, nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by delivering a notice in writing to the Company’s Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting of stockholders for the preceding year.  Director nominations proposed by stockholders for the 2015 Annual Meeting of Stockholders must be delivered to the Company’s Secretary (at the address indicated below) no earlier than January 6, 2015 and no later than February 5, 2015.  Pursuant to the Company’s Bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

•                  The stockholder’s name, address and beneficial ownership of shares of the Company, and any direct or indirect short interest of such stockholder in any shares of the Company, including evidence of ownership of any such shares and entitlement to vote such shares for the election of directors at the annual meeting,

•                  The name and age of the person(s) to be nominated,

•                  The business address, residential address and principal occupation or employment of each nominee during the past five years, and the other information required by Items 401(a), (e) and (f) of Regulation S-K,

•                  The nominee’s signed consent to serve as a director of the Company, if elected,

•                  The number of shares of the Company’s stock beneficially owned by each nominee,

•                  A description of all arrangements and understandings between the stockholder and nominee pursuant to which the nomination is to be made, and

•                  Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

A copy of the Company’s Bylaws specifying the above requirements will be furnished to any stockholder upon written request to the Secretary at the following address:

Guaranty Bancorp
Attention: Christopher G. Treece, Secretary
1331 Seventeenth Street, Suite 345
Denver, Colorado 80202

Discretionary Authority Conferred in Proxy Solicited by the Company — 2015 Annual Meeting

The proxy solicited by the Company for the 2015 Annual Meeting of Stockholders will confer discretionary authority on the Company’s proxies on (i) any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to February 5, 2015 and (ii) any proposal made in accordance with Company’s Bylaws, if the proxy statement relating to the 2015 Annual Meeting of Stockholders briefly describes the matter and how the Company’s proxies intend to vote on it and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing in care of the Company’s Secretary at the address set forth above.  The Board of Directors has adopted a process for handling correspondence received by the Company and addressed to members of the Board.  Under that process, the Secretary of the Company reviews all such correspondence and forwards to the Board (or specific members of the Board, as appropriate) a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof, or that he or she otherwise determines requires their attention.  Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Company’s internal auditor, the chair of the Audit Committee and other members of the Company’s Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.  These procedures include the ability to post reports anonymously via an Internet-based tool or directed “hotline” available to employees for purposes of reporting alleged or suspected wrongdoing.  The procedures for handling communications with the Board of Directors and for handling complaints may be obtained on the Company’s website at www.gbnk.com under the section entitled “Corporate Governance”.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the sections in this Proxy Statement entitled “Report of the Compensation, Nominating and Governance Committee” and “Report of the Audit Committee” shall not be deemed to be incorporated by reference into any such filing except to the extent the Company specifically incorporates such sections by reference therein.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000195088_1 R1.0.0.51160 GUARANTY BANCORP ATTN: CHRISTOPHER TREECE 1331 17TH STREET,STE. 345 DENVER, COLORADO 80202 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:59 P.M. Mountain Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 9:59 P.M. Mountain Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 1a Edward B. Cordes 1b John M. Eggemeyer 1c Keith R. Finger 1d Stephen D. Joyce 1e Gail H. Klapper 1f Stephen G. McConahey 1g Paul W. Taylor 1h W. Kirk Wycoff 1i Albert C. Yates The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2014. NOTE: Management knows of no other matters that are likely to be brought before the meeting. However, if any other matters are properly presented at the meeting, this Proxy will be voted in accordance with the recommendations of management. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000195088_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com . GUARANTY BANCORP PROXY FOR ANNUAL MEETING OF STOCKHOLDERS May 6, 2014 1:00 PM Mountain Time This proxy is solicited by the Board of Directors The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and appoint(s) Paul W. Taylor and Christopher G. Treece, or either of them, as proxies, each with the power to act alone and with full power of substitution, and hereby authorize(s) them to represent and to vote all of the shares of common stock of Guaranty Bancorp (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 6, 2014, or any adjournment or postponement thereof (the “Meeting”), in the manner directed in this Proxy, and to vote in their discretion with respect to such other business or matters as may properly come before the Meeting. This Proxy, when properly executed, will be voted in the manner directed in this Proxy. If no such direction is made, this Proxy will be voted in accordance with the Board of Directors’ recommendations. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THIS PROXY PROMPTLY. Continued and to be signed on reverse side